Exhibit 10.1

             SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                            dated as of May 27, 2008

                                      among

                                HEICO CORPORATION
                                   as Borrower

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                                REGIONS BANK and
                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                           as Co-Documentation Agents,

                            JPMORGAN CHASE BANK, N.A.
                              as Syndication Agent

                                       and

                                  SUNTRUST BANK
                             as Administrative Agent

================================================================================

       SUNTRUST ROBINSON HUMPHREY, INC. and J.P. MORGAN SECURITIES, INC.,
                  as Joint Lead Arrangers and Co-Book Managers

                                  TABLE OF CONTENTS
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                                                                                 Page
                                                                                 ----
ARTICLE I   DEFINITIONS; CONSTRUCTION...............................................1
     Section 1.1.  Definitions......................................................1
     Section 1.2.  Classifications of Loans and Borrowings ........................23
     Section 1.3.  Accounting Terms and Determination..............................23
     Section 1.4.  Currency Translations...........................................24
     Section 1.5.  Terms Generally.................................................24

ARTICLE II  AMOUNT AND TERMS OF THE COMMITMENTS....................................25
     Section 2.1.  General Description of Facilities ..............................25
     Section 2.2.  Revolving Loans.................................................25
     Section 2.3.  Procedure for Revolving Borrowings..............................25
     Section 2.4.  Swingline Commitment ...........................................26
     Section 2.5.  Funding of Borrowings...........................................27
     Section 2.6.  Interest Elections..............................................28
     Section 2.7.  Optional Reduction and Termination of Commitments...............29
     Section 2.8.  Repayment of Loans .............................................30
     Section 2.9.  Evidence of Indebtedness .......................................30
     Section 2.10. Optional Prepayments............................................31
     Section 2.11. Mandatory Prepayments ..........................................31
     Section 2.12. Interest on Loans...............................................31
     Section 2.13. Fees ...........................................................32
     Section 2.14. Computation of Interest and Fees ...............................33
     Section 2.15. Inability to Determine Interest Rates...........................33
     Section 2.16. Illegality......................................................34
     Section 2.17. Increased Costs ................................................34
     Section 2.18. Funding Indemnity...............................................36
     Section 2.19. Taxes...........................................................36
     Section 2.20. Payments Generally; Pro Rata Treatment; Sharing of Set-offs ....38
     Section 2.21. Letters of Credit...............................................39
     Section 2.22. Mitigation of Obligations.......................................44
     Section 2.23. Replacement of Lenders .........................................44
     Section 2.24. Increase of Commitments; Additional Lenders.....................44
     Section 2.25. Extension of Revolving Commitment Termination Date..............46

ARTICLE III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT....................48
     Section 3.1.  Conditions To Effectiveness.....................................48
     Section 3.2.  Each Credit Event ..............................................50
     Section 3.3.  Delivery of Documents...........................................51
     Section 3.4.  Effect of Amendment and Restatement.............................51

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.........................................51
     Section 4.1.  Existence; Power................................................52
     Section 4.2.  Organizational Power; Authorization ............................52

     Section 4.3.  Governmental Approvals; No Conflicts ...........................52
     Section 4.4.  Financial Statements............................................52
     Section 4.5.  Litigation and Environmental Matters............................53
     Section 4.6.  Investment Company Act, Etc.....................................53
     Section 4.7.  Disclosure .....................................................53
     Section 4.8.  Ownership of Property...........................................53
     Section 4.9.  Taxes...........................................................54
     Section 4.10. Compliance with Laws and Agreements ............................54
     Section 4.11. Patents, Trademarks, Licenses, Etc..............................54
     Section 4.12. [Reserved]......................................................54
     Section 4.13. ERISA...........................................................54
     Section 4.14. Solvency........................................................54
     Section 4.15. Margin Regulations..............................................55
     Section 4.16. Insurance.......................................................55
     Section 4.17. Labor Relations.................................................55
     Section 4.18. OFAC............................................................55
     Section 4.19. Patriot Act.....................................................55
     Section 4.20. Subsidiaries....................................................56

ARTICLE V   AFFIRMATIVE COVENANTS..................................................56
     Section 5.1.  Financial Statements and Other Information......................56
     Section 5.2.  Payment of Obligations..........................................58
     Section 5.3.  Existence; Conduct of Business..................................58
     Section 5.4.  Maintenance of Properties; Insurance............................58
     Section 5.5.  Visitation, Inspection, Etc.....................................58
     Section 5.6.  Notices of Material Events......................................58
     Section 5.7.  Books and Records ..............................................60
     Section 5.8.  Compliance with Laws, Etc.......................................60
     Section 5.9.  Pledge Agreement................................................60
     Section 5.10. ERISA Benefit Plans.............................................61
     Section 5.11. [Reserved]......................................................61
     Section 5.12. Use of Proceeds and Letters of Credit ..........................61
     Section 5.13. Additional Subsidiaries.........................................61

ARTICLE VI  FINANCIAL COVENANTS....................................................62
     Section 6.1.  Total Leverage Ratio............................................62
     Section 6.2.  Senior Leverage Ratio...........................................62
     Section 6.3.  Fixed Charge Coverage Ratio.....................................62

ARTICLE VII NEGATIVE COVENANTS.....................................................62
     Section 7.1.  Indebtedness and Preferred Equity...............................63
     Section 7.2.  Negative Pledge ................................................64
     Section 7.3.  Fundamental Changes.............................................65
     Section 7.4.  Investments, Loans, Etc.........................................66
     Section 7.5.  Amendment to Governing Documents ...............................67
     Section 7.6.  Accounting Changes..............................................67
     Section 7.7.  Capital Expenditures............................................67

     Section 7.8.  Restricted Payments.............................................67
     Section 7.9.  [Reserved]......................................................68
     Section 7.10. Transactions with Affiliates....................................68
     Section 7.11. Restrictive Agreements..........................................69
     Section 7.12. Sale and Leaseback Transactions.................................69
     Section 7.13. Hedging Transactions ...........................................69

ARTICLE VIII EVENTS OF DEFAULT.....................................................70
     Section 8.1.  Events of Default...............................................70
     Section 8.2.  Application of Proceeds from Collateral ........................72

ARTICLE IX THE ADMINISTRATIVE AGENT................................................73
     Section 9.1.  Appointment of Administrative Agent ............................73
     Section 9.2.  Nature of Duties of Administrative Agent........................74
     Section 9.3.  Lack of Reliance on the Administrative Agent....................75
     Section 9.4.  Certain Rights of the Administrative Agent .....................75
     Section 9.5.  Reliance by Administrative Agent................................75
     Section 9.6.  The Administrative Agent in its Individual Capacity.............75
     Section 9.7.  Successor Administrative Agent..................................76
     Section 9.8.  Withholding Tax.................................................76
     Section 9.9.  Administrative Agent May File Proofs of Claim...................76
     Section 9.10. Authorization to Execute other Loan Documents...................77
     Section 9.11. Documentation Agent; Syndication Agent..........................77
     Section 9.12. Collateral and Guaranty Matters.................................77

ARTICLE X MISCELLANEOUS ...........................................................78
     Section 10.1. Notices ........................................................78
     Section 10.2. Waiver; Amendments .............................................80
     Section 10.3. Expenses; Indemnification.......................................81
     Section 10.4. Successors and Assigns..........................................83
     Section 10.5. Governing Law; Jurisdiction; Consent to Service of Process......87
     Section 10.6. WAIVER OF JURY TRIAL............................................87
     Section 10.7. Right of Setoff.................................................88
     Section 10.8. Counterparts; Integration ......................................88
     Section 10.9. Survival........................................................88
     Section 10.10.Severability ...................................................89
     Section 10.11.Confidentiality ................................................89
     Section 10.12.Interest Rate Limitation .......................................90
     Section 10.13.Waiver of Effect of Corporate Seal .............................90
     Section 10.14.Patriot Act.....................................................90
     Section 10.15.Currency Conversion ............................................90
     Section 10.16.Exchange Rates..................................................91

Schedules
---------
     Schedule I       -     Applicable Margin and Applicable Commitment Fee
                            Percentage
     Schedule II            Commitment Amounts
     Schedule 2.21    -     Existing Letters of Credit
     Schedule 4.5     -     Environmental Matters
     Schedule 4.20    -     Subsidiaries
     Schedule 7.1     -     Outstanding Indebtedness
     Schedule 7.2     -     Existing Liens
     Schedule 7.4     -     Existing Investments

Exhibits
--------
     Exhibit A        -     Form of Assignment and Acceptance
     Exhibit B        -     Form of Pledge Agreement
     Exhibit C        -     Form of Subsidiary Guaranty Agreement

     Exhibit 2.3      -     Form of Notice of Revolving Borrowing
     Exhibit 2.4      -     Form of Notice of Swingline Borrowing
     Exhibit 2.6      -     Form of Notice of Continuation/Conversion
     Exhibit 5.1(e)   -     Form of Compliance Certificate

             SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
             ------------------------------------------------------

              THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of May 27, 2008, by and among HEICO CORPORATION, a Florida corporation (the "Borrower"), the several banks and other financial institutions and lenders from time to time party hereto (the "Lenders"), SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the "Administrative Agent"), as issuing bank (the "Issuing Bank") and as swingline lender (the "Swingline Lender") and JPMORGAN CHASE BANK, N.A., in its capacity as syndication agent.

                              W I T N E S S E T H:
                              --------------------

              WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of August 4, 2005, as amended or modified prior to the date hereof (the "Existing Credit Agreement"), pursuant to which the Lenders established a $130,000,000 revolving credit facility in favor of the Borrower, with a letter of credit subfacility and swingline subfacility;

              WHEREAS, Borrower has requested that the Lenders increase the commitments to $300,000,000 and make certain modifications to the Existing Credit Agreement, which the Lenders are willing to do subject to the terms and conditions hereof;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Administrative Agent, the Issuing Bank and the Swingline Lender agree each of the banks and financial institutions party hereto but not to the Existing Credit Ageement becomes a Lender hereunder and the Existing Credit Agreement is amended and restated as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION
                            -------------------------

              Section 1.1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings set forth herein (to be equally applicable to both the singular and plural forms of the terms defined):

              "Additional Commitment Amount" shall have the meaning given to such term in Section 2.24.

              "Additional Lender" shall have the  meaning given to such term  in
Section 2.24.

              "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

              "Administrative Agent" shall have the meaning set forth in the introductory paragraph hereof.

              "Administrative Questionnaire"  shall mean,  with respect  to each
Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

              "Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition of Affiliate, the term "Control" shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling," "Controlled by," and "under common Control with" have the meanings correlative thereto. Notwithstanding the foregoing, Lufthansa Technik AG and its Affiliates shall not be deemed Affiliates of the Borrower and its Affiliates solely by virtue of Mr. Wolfgang Mayrhuber, or any other designee of Lufthansa Technik AG, serving as an officer or director of any such entity.

              "Aggregate Revolving Commitment Amount" shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Closing Date, the Aggregate Revolving Commitment Amount is $300,000,000.

              "Aggregate Revolving Commitments" shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.

              "Anniversary Date" shall mean each anniversary of the date of this Agreement.

              "Applicable Commitment Fee Percentage" shall mean, as of any date, with respect to the commitment fee, the percentage per annum determined by reference to the Total Leverage Ratio in effect on such date as set forth on
Schedule I; provided, that a change in the Applicable Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(e); provided further, that if at any time the Borrower shall have failed to deliver any such financial statements and/or any such Compliance Certificate, the Applicable Commitment Fee Percentage shall be at Level VIII as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Commitment Fee Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Commitment Fee Percentage for the commitment fee from the Closing Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending July 31, 2008 are required to be delivered in accordance with Section 5.1(b) shall be at Level II as set forth on Schedule I. If, during the term of this Agreement any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Percentage based upon the pricing grid set forth on Schedule I (the "Accurate Applicable Commitment Fee Percentage") for any period that such financial statement or Compliance Certificate covered, then
(i) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Commitment Fee Percentage shall be adjusted such that after giving effect to the corrected financial statements or Compliance Certificate, as the case may be, the Applicable Commitment Fee Percentage shall be reset to the Accurate Applicable Commitment Fee Percentage based upon the pricing grid set forth on Schedule I for such period as set forth in the foregoing pricing grid for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional commitment fee owing as a result of such Accurate Applicable Commitment Fee Percentage for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.12(c) or Article VIII.

              "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

              "Applicable Margin" shall mean, as of any date, with respect to interest on all Revolving Loans outstanding on any date or the letter of credit fee, as the case may be, a percentage per annum determined by reference to the Total Leverage Ratio in effect on such date as set forth on Schedule I; provided, that a change in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers the financial statements required by Section 5.1(a) and
(b) and the Compliance Certificate required by Section 5.1(e); provided further, that if at any time the Borrower shall have failed to deliver any such financial statements and/or any such Compliance Certificate when so required, the Applicable Margin shall be at Level VIII as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending July 31, 2008 are required to be delivered in accordance with Section 5.1(b) shall be at Level II as set forth on Schedule I. If, during the term of this Agreement, any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth on Schedule I (the "Accurate Applicable Margin") for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statements or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth on Schedule I for such period and
(iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.12(c) or Article VIII.

              "Approved Fund" shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

              "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

              "Assuming Lender" shall have the meaning set forth in Section 2.25(c).

              "Assumption Agreement" shall have the meaning set forth in Section 2.25(c).

              "Availability Period" shall mean the period from the Closing Date to the Revolving Commitment Termination Date.

              "Base Rate" shall mean the higher of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

              "Borrower" shall have the meaning given in the introductory paragraph hereof.

              "Borrowing" shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or
(ii) a Swingline Loan.

              "Business Day" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close, (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan in Dollars or a notice with respect to any of the foregoing, any day on which banks are not open for dealings in dollar deposits are carried on in the London interbank market and (iii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan in Euros or a notice with respect to any of the foregoing, any day on which the TARGET payment system is open for the settlement of payments in Euros.

              "Calculation Date" means the last Business Day of each Fiscal Quarter.

              "Capital Expenditures" shall mean, for any period, without duplication, (i) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

              "Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

              "Capital Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

              "Change in Control" shall mean, as applied to the Borrower,  that,
(a) the Mendelson Reporting Group (as identified in the reports filed with the U.S. Securities and Exchange Commission) shall cease beneficially to own and control at least ten (10%) of the combined voting power of all classes of
Capital Stock of the Borrower, or (b) during any period of twelve (12) consecutive calendar months (i) more than fifty percent (50%) of the members of the Board of Directors of the Borrower who were members on the first day of such period shall have resigned or been removed or replaced, other than as a result of death, disability, or change in personal circumstances (provided, however, that any change in the size or membership of the Board of Directors of the
Borrower necessary or desirable in the Borrower's reasonable discretion to comply with applicable laws including, without limitation, the Sarbanes-Oxley Act of 2002, or the rules and regulations of any securities exchange on which the securities of the Borrower may be listed shall not be considered in determining whether a "Change in Control" has occurred so long as such change is approved by the then existing Board of Directors immediately prior to such change), or (ii) any Person or "Group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding (A) any employee benefit or stock ownership plans of the Borrower, and (B) members of the Board of Directors and executive officers of the Borrower as of the date of this Agreement, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals) shall have acquired more than fifty percent (50%) of the combined voting power of all classes of common stock of the Borrower, except that the Borrower's purchase of its common stock outstanding on the date hereof which results in one or more of the Borrower's shareholders of record as of the date of this Agreement controlling more than fifty percent (50%) of the combined voting power of all classes of the common stock of the Borrower shall not constitute a Change in Control.

              "Change in Law" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.17(b), by the parent corporation of such Lender or the Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

              "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

              "Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

              "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

              "Collateral" shall mean all Capital Stock of any Loan Party that is the subject of a Lien granted pursuant to a Loan Document to the Administrative Agent for the benefit of the Lenders to secure the whole or any part of the Obligations or any Guarantee.

              "Commitment" shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).

              "Compliance Certificate" shall mean a certificate from the principal executive officer or the principal financial officer of the Borrower, in his capacity as such, in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(e).

              "Consenting Lender" has the meaning specified in Section 2.25(b).

              "Consistent Basis" shall mean, in reference to the application of GAAP, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

              "Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP,
(C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (D) minority interest expense determined on a consolidated basis in accordance with GAAP, and (E) non-cash expense for stock options and all other non-cash charges, determined on a consolidated basis in accordance with GAAP, in each case for such period.

              "Consolidated Fixed Charges" shall mean, for the Borrower and its Subsidiaries for any period, the sum (without duplication) of (i) Consolidated Interest Expense paid in cash for such period, (ii) scheduled principal payments paid in cash on Consolidated Total Funded Debt during such period, and (iii) dividends and distributions paid in cash or property other than common stock during such period to holders of Borrower's capital stock, warrants and related instruments.

              "Consolidated Interest Expense" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus the net amount payable (or minus the net amount receivable) with respect to interest rate Hedging Obligations in accordance with GAAP during such period (whether or not actually paid or received during such period).

              "Consolidated Net Income" shall mean, for the Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein)
(i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary and
(iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary.

              "Consolidated Senior Funded Debt" shall mean, as of any date, all Consolidated Total Funded Debt minus all Permitted Subordinated Debt.

              "Consolidated Total Funded Debt"  shall mean and include,  without
duplication,  the  following  obligations  of  the  Borrower  and  any  of   its
Subsidiaries: (i) any liability or obligation for borrowed money that under GAAP is required to be shown on the balance sheet as a liability; (ii) Indebtedness (excluding Hedging Obligations) that is secured by any security interest on property owned by the Borrower or any Subsidiary (such as capitalized leases, asset securitization vehicles, conditional sales contracts and similar title retention arrangements), irrespective of whether or not the Indebtedness secured thereby shall have been assumed by the Borrower or such Subsidiary; (iii) Guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), and other contingent liabilities, whether direct or indirect (such as by way of a letter of credit issued for the account of the Borrower or a Subsidiary) in connection with the obligations for borrowed money, stock, or dividends of any person; (iv) obligations under any contract providing for the making of loans, advances, or capital contributions to any person in order to enable such person primarily to maintain working capital, net worth, or any other balance sheet condition or to pay debts, dividends, or expenses; and (v) obligations under any contract which, in economic effect, is substantially equivalent to a Guarantee of loans, advances or capital contributions of another person, all as determined with respect to (i) through (v) above for the Borrower and its Subsidiaries on a consolidated basis, in accordance with GAAP applied on a Consistent Basis.

              "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

              "Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

              "Default Interest" shall have the meaning set forth in Section 2.12(c).

              "Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

              "Dollar Equivalent" means, on any date of determination (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent using the applicable Exchange Rate with respect to such currency at the time in effect pursuant to Section 10.16 or as otherwise expressly provided herein.

              "Domestic Subsidiary" shall mean each Subsidiary that is not a Foreign Subsidiary.

              "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

              "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

              "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

              "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

              "ERISA Event" shall mean (i) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

              "Euro" or "E" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation for the introduction of, changeover to or operation of the Euro in one or more member states.

              "Eurodollar" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

              "Eurodollar Reserve Percentage" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System or the European Central Bank (or any Governmental Authority succeeding to any of their respective principal functions) with respect to eurocurrency funding denominated in Dollars (currently referred to as "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "Event of Default" shall  have the meaning set  forth  in  Section
8.1.

              "Exchange Rate" means on any day, with respect to Euros, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 A.M. on such day on the applicable page of the Bloomberg Service reporting the exchange rates for such currency.

In the event such exchange rate does not appear on the applicable page of such service, the Exchange Rate shall be determined by reference to such other publicly available services for displaying currency exchange rates as may be agreed upon by the Administrative Agent, the Issuing Bank, and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be determined by the Administrative Agent and Issuing Bank, as applicable, based on current market spot rates in accordance with the provisions of Section 10.16; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or Issuing Bank, as applicable, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

              "Excluded Taxes" shall mean with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located and (c) in the case of a Foreign Lender, any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, (ii) is imposed on amounts payable to such Foreign Lender at any time that such Foreign Lender designates a new lending office, other than taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, and (iii) is attributable to such Foreign Lender's failure to comply with Section 2.19(e).

              "Executive Summary" shall mean the Confidential Executive Summary dated April, 2008 relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

              "Existing Credit Agreement" shall have the meaning given to such term in the recitals to this Agreement.

              "Existing Letters of Credit" means the letters of credit issued and outstanding under the Existing Credit Agreement as set forth on Schedule 2.21.

              "Extension Date" shall have the meaning set forth in Section 2.25(b).

              "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

              "Fee Letter" shall mean that certain fee letter, dated as of March 31, 2008, executed by SunTrust Robinson Humphrey, Inc. and SunTrust Bank and accepted by the Borrower.

              "Fiscal Quarter" shall mean any fiscal quarter of the Borrower.

              "Fiscal Year" shall mean any fiscal year of the Borrower.

              "Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of (a) (i) Consolidated EBITDA minus (ii) the actual amount paid by the Borrower and its Subsidiaries in cash on account of unfinanced Capital Expenditures and income tax expense to (b) Consolidated Fixed Charges, in each case measured for the four consecutive Fiscal Quarters ending on or immediately prior to such date.

              "Foreign Currency Sublimit" means $50,000,000.

              "Foreign Lender" shall mean any Lender that is not a United States person under Section 7701(a)(30) of the Code.

              "Foreign Subsidiary" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

              "GAAP" shall mean generally accepted accounting principles in the United States applied on a Consistent Basis and subject to the terms of Section 1.3.

              "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

              "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made (subject to any limitations on the liability of the guarantor contained in such Guarantee) or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

              "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

              "Hedging Obligations" shall mean, for any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions, including without limitation any promissory notes issued to pay the Net Mark-to-Market Exposure of any Hedging Transactions that is terminated.

              "Hedging Transaction" shall mean, for any Person, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and
Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

              "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and paid in accordance with the historical practices or to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (x) Off- Balance Sheet Liabilities and (xi) all Hedging Obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent required to be consolidated in accordance with GAAP, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

              "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

              "Interest Period" shall mean with respect to (i) any Swingline Borrowing, such period as the Swingline Lender and the Borrower shall mutually agree and (ii) any Eurodollar Borrowing, a period of one, two, three or six months and to the extent available to each Lender, 9 or 12 months; provided, that:

       (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

       (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

       (iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

       (iv) no Interest Period may extend beyond the Revolving Commitment Termination Date.

              "Issuing Bank" shall mean SunTrust Bank in its capacity as the issuer of Letters of Credit pursuant to Section 2.21.

              "LC Commitment" shall mean that portion of the Aggregate Revolving Commitment Amount that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $30,000,000.

              "LC Disbursement" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

              "LC  Documents"  shall  mean  all  applications,  agreements   and
instruments relating to the Letters of Credit but excluding the Letters of Credit.

              "LC Exposure" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus
(ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

              "Lenders" shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender and each Additional Lender that joins this Agreement pursuant to Sections 2.24 or 2.25.

              "Letter of Credit" shall mean any stand-by letter of credit issued pursuant to Section 2.21 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment and the Existing Letters of Credit.

              "LIBOR" shall mean, for any (a) Interest Period with respect to a Eurodollar Loan in Dollars, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars and
(b) for any Interest Period with respect to any Eurodollar Loan in Euros, the rate per annum (rounded upwards if necessary, to the nearest 1/100 of 1%) appearing on Page 248 of the Moneyline Telerate Service (or any successor page) as the London interbank offered rate for deposits in Euros, in each case at approximately 11:00 a.m. (London, England time), two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, LIBOR shall be, for any Interest Period, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which Dollar or Euro deposits (as the case may be) in the approximate amount of the Eurodollar Loan comprising part of such borrowing would be offered to the Administrative Agent by major banks in the London interbank Eurodollar market at their request at or about 10:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. With respect to a Eurodollar Loan in Euros, LIBOR shall mean the EURIBO Rate. Such rates may be adjusted for any applicable reserve requirements.

              "Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

              "Loan Documents" shall mean, collectively, this Agreement, the Subsidiary Guaranty Agreement, the LC Documents, the Fee Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any Pledge Agreement executed and delivered after the Closing Date, all UCC financing statements, all stock powers and similar instruments of transfer, any promissory notes issued hereunder and any and all other instruments, agreements, certificates and affidavits executed in connection with any of the foregoing.

              "Loan Parties" shall mean the Borrower and the Subsidiary Loan Parties.

              "Loans" shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require.

              "Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform their respective obligations under the Loan Documents taken as a whole, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank, Swingline Lender, and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents. For the avoidance of doubt, the term "Material Adverse Effect," wherever it appears in the Loan Documents, shall be construed to apply to the Borrower and its Subsidiaries taken as a whole and not to the Borrower or any particular Subsidiary individually.

              "Material Indebtedness" shall mean any Indebtedness (other than the Loans and Letters of Credit) and Hedging Obligations of the Borrower or any of its Subsidiaries, individually or in an aggregate principal amount exceeding $10,000,000. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the "principal amount" of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

              "Moody's" shall mean Moody's Investors Service, Inc.

              "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

              "Net Mark-to-Market Exposure" of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. "Unrealized losses" shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

              "Non-Consenting  Lender"  shall  have  the  meaning  specified  in
Section 2.25(b).

              "Non-Subsidiary Loan Party Net Worth" shall mean, for any Subsidiary that is not a Subsidiary Loan Party, an amount equal to (A) the total assets of such Subsidiary that would be reflected on such Subsidiary's consolidated balance sheet as of such date prepared in accordance with GAAP, minus (B) the total liabilities of such Subsidiary that would be reflected on such Subsidiary's consolidated balance sheet as of such date prepared in accordance with GAAP.

              "Notice of Conversion/Continuation" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.6(b).

              "Notice of Revolving Borrowing" shall have the meaning set forth in Section 2.3.

              "Notice of Swingline Borrowing" shall have the meaning set forth in Section 2.4.

              "Notices of Borrowing" shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

              "Obligations" shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, the Issuing Bank, any Lender (including the
Swingline Lender) or SunTrust Robinson Humphrey, Inc. as the Lead Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all reasonable fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and (b) all Hedging Obligations owed by any Loan Party to any Lender or Affiliate of any Lender, together with all renewals, extensions, modifications or refinancings of any of the foregoing.

              "Off-Balance Sheet Liabilities" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person that do not create a liability on the balance sheet of such Person (in accordance with GAAP), (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

              "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

              "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

              "Overnight Foreign Currency Rate" shall mean for any amount payable in Euros, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in Euros (or if such amount due remains unpaid for more than three Business Days, then for such other period as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid amount.

              "Participant" shall have the meaning set forth in Section 10.4(d).

              "Payment Office" shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

              "PBGC"  shall  mean  the  Pension  Benefit  Guaranty   Corporation
referred to and defined in ERISA, and any successor entity performing similar functions.

              "Permitted Encumbrances" shall mean:

       (i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

       (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and similar Liens arising by operation of law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

       (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

       (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

       (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

       (vi) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

       (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

       (viii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

              "Permitted Investments" shall mean:

              (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within thirteen months from the date of acquisition thereof;

              (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within 270 days from the date of acquisition thereof;

              (iii) certificates of deposit, bankers' acceptances and time deposits maturing within 365 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

              (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause
(iii) above; and

              (v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

              "Permitted Real Estate Debt" shall mean (i) debt incurred or assumed by the Borrower or its Subsidiaries which was incurred for the purpose of financing all or any part of the cost of acquisition or improvement of any Real Estate after the Closing Date for use in the ordinary course of business of such Person in compliance with this Agreement and (ii) other debt incurred or assumed by the Borrower or its Subsidiaries in an amount not in excess of $25,000,000 at any time outstanding for the Borrower and its Subsidiaries on a consolidated basis that is secured by Real Estate owned or leased as of the Closing Date.

              "Permitted Subordinated Debt" shall mean any Indebtedness of the Borrower or any Subsidiary (i) that is expressly subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (ii) that matures by its terms no earlier than six months after the Revolving Commitment Termination Date then in effect with no scheduled principal payments permitted prior to such maturity, and (iii) that is evidenced by an indenture or other similar agreement that is in a form reasonably satisfactory to the Administrative Agent.

              "Person"   shall   mean   any   individual,   partnership,   firm,
corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

              "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Pledge Agreement" shall mean any pledge agreement substantially in the form of Exhibit B, executed by the Borrower or any Subsidiary Loan Party, in favor of the Administrative Agent for the benefit of the Lenders, pursuant to which such Loan Parties shall pledge the Capital Stock of their Subsidiaries in accordance with Section 5.9.

              "Pledge Agreement Date" shall mean the first date on which the Total Leverage Ratio is greater than 3.25:1.00 at the end of any Fiscal Quarter.

              "Projections" shall mean  the Borrower's forecasted  consolidated:
(a) balance sheets; (b) profit and loss statements; and (c) cash flow statements.

              "Pro Rata Share" shall mean, with respect to any Commitment of any Lender at any time, and all Loans, other Revolving Credit Exposure, or any payments or prepayments related thereto, a percentage, the numerator of which shall be such Lender's Commitment (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, such Lender's Revolving Credit Exposure), and the denominator of which shall be the sum of such Commitments of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, the Revolving Credit Exposure of all Lenders).

              "Real Estate" shall mean all real property owned or leased by the Borrower and its Subsidiaries.

              "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

              "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

              "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

              "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

              "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person's Affiliates.

              "Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

              "Required Lenders" shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the Revolving Credit Exposure (in each case determined on the basis of the Dollar Equivalent of any amounts denominated in Euros).

              "Requirement of Law" for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              "Reset Date" shall have the meaning set forth in Section 10.16.

              "Responsible Officer" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

              "Restricted Payment" shall have the meaning set forth in Section 7.8.

              "Revolving Commitment" shall mean, with respect to each Lender, the Dollar Equivalent of the commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, as such Schedule II may be amended pursuant to Section 2.25, or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such Revolving Commitment may subsequently be increased or decreased pursuant to terms hereof.

              "Revolving Commitment Termination Date" shall mean the earliest of
(i) May 27, 2013, as such date may be extended pursuant to the terms of Section 2.25, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.7 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

              "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of the Dollar Equivalent of such Lender's Revolving Loans, LC Exposure and Swingline Exposure.

              "Revolving Loan" shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

              "Rights Agreement" shall mean that certain Rights Agreement between the Borrower and SunTrust Bank as Rights Agent, dated as of November 2, 2003.

              "S&P" shall mean Standard & Poor's, a Division of the McGraw-Hill Companies.

              "Senior Leverage Ratio" shall mean,  as of any date, the  ratio of
(i) Consolidated Senior Funded Debt as of such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date.

              "Significant Subsidiary" shall mean any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation S-X is in effect on the date hereof.

              "Solvent" means, with respect to any Person, that as of the date of determination, both (a)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent obligations to the extent required to be reflected as liabilities in the financial statements of such Person pursuant to GAAP) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and
(iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (b) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

              "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled (whether pursuant to (i) above, by contractual agreement, or any combination thereof) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Borrower. For purposes of this definition, "control", with respect to any Person, shall mean the power, directly or indirectly, to select a majority of the directors (or other Persons performing similar functions) of such Person.

              "Subsidiary Guaranty Agreement" shall mean the Subsidiary Guaranty
Agreement dated as of the date hereof and substantially in the form of Exhibit C, executed by certain Subsidiaries of the Borrower in favor of the Administrative Agent for the benefit of the Lenders.

              "Subsidiary Loan Party" shall mean any Subsidiary that executes or becomes a party to the Subsidiary Guaranty Agreement.

              "Subordinated Debt Documents" shall mean any indenture, agreement or similar instrument governing any Permitted Subordinated Debt.

              "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $20,000,000.

              "Swingline Exposure" shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender's Pro Rata Share of all outstanding Swingline Loans.

              "Swingline Lender" shall mean SunTrust Bank.

              "Swingline Loan" shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

              "Swingline Rate" shall mean for any Interest Period, the rate offered by the Swingline Lender and accepted by the Borrower. The Borrower is under no obligation to accept this rate and the Swingline Lender is under no obligation to provide it.

              "Synthetic Lease" shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

              "Synthetic Lease Obligations" shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

              "TARGET" shall mean the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) payment system (or if such payment system ceases to be operative, such other payment system, (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euros.

              "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

              "Total Leverage Ratio"  shall mean, as  of any date,  the ratio of
(i) Consolidated Total Funded Debt as of such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date, adjusted to include, on a pro forma basis, Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period assuming the consummation of such acquisition occurred on the first day of such period.

              "Uniform  Commercial  Code"  or  "UCC"  shall  mean  the   Uniform
Commercial Code as in effect from time to time in the State of Florida.

              "Type", when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

              "Withdrawal  Liability" shall  mean liability  to a  Multiemployer
Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              Section 1.2. Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan" ) or by Type (e.g. a "Eurodollar Loan" or "Base Rate Loan") or by Class and Type (e.g. "Revolving Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g. "Revolving Borrowing") or by Type (e.g. "Eurodollar Borrowing") or by Class and Type (e.g. "Revolving Eurodollar Borrowing").

              Section 1.3. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be interpreted on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

              Section 1.4.   Currency Translations.
                             ----------------------
              (a) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, such amounts shall be deemed to refer to Dollars or the Dollar Equivalents and any requisite currency translation shall be based on the Exchange Rate.

              (b) For purposes of all determinations of Revolving Credit Exposure, LC Exposure and Required Lenders (and the components of each of them), any amount in any currency other than Dollars shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Exchange Rate. For purposes of all calculations and determinations hereunder, and all certificates delivered hereunder, all amounts represented by such terms shall be expressed in Dollars or Dollar Equivalents.

              Section 1.5. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated and (vi) the words "material," "in any material respect," "materially" and words of similar import, wherever they may appear in the Loan Documents, shall be construed to qualify the obligations or representations and warranties, as applicable, of the Borrower and its Subsidiaries taken as a whole and not of the Borrower or any particular Subsidiary, individually. All certifications of officers of the Borrower and its Subsidiaries shall be deemed to be in their corporate (and not individual) capacities. All references to time shall, unless otherwise expressly provided herein, be deemed to refer to Atlanta, Georgia time.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENTS
                       -----------------------------------

              Section 2.1. General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender's Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.21,
(iii) the  Swingline Lender  agrees to  make Swingline  Loans in accordance with
Section 2.4, and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of the Dollar Equivalent of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed at any time the Aggregate Revolving Commitment Amount from time to time in effect. Funding of any Revolving Loans shall be in any combination of Dollars and Euros, as specified by the Borrower as set forth in Section 2.3; provided, that the Dollar Equivalent amount of the principal amount of outstanding Revolving Loans and Letters of Credit funded and issued in Euros determined, with respect to each such Revolving Loans and Letters of Credit in accordance with Section 10.16 shall at no time exceed the Foreign Currency Sublimit then in effect.

              Section 2.2. Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; pro- vided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default at the time of such borrowing or reborrowing

              Section 2.3.   Procedure for Revolving Borrowings.
                             -----------------------------------

              The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Exhibit 2.3 (a "Notice of Revolving Borrowing") (x) prior to 12:00 noon one (1) Business Day prior to the requested date of each Base Rate Borrowing, (y) prior to 12:00 noon three (3) Business Days prior to the requested date of each Eurodollar Borrowing to be funded in Dollars and (z) prior to 12:00 noon four (4) Business Days prior to the requested date of each Eurodollar Borrowing to be funded in Euros. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) whether such Borrowing shall be in Dollars or Euros, (ii) the aggregate principal amount of such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day), (iv) the Type of such Revolving Loan comprising such Borrowing and (v) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request provided, however, that any

Revolving Borrowing funded in Euros may only be outstanding as Eurodollar Loans. The aggregate principal amount of each Eurodollar Borrowing shall be not less than the Dollar Equivalent of $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided, that Base Rate Loans made pursuant to Section 2.4 or Section 2.21(d) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed ten. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

              Section 2.4.   Swingline Commitment.
                             ---------------------

              (a)    Subject to the terms  and conditions set forth herein,  the
Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

              (b) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing substantially in the form of Exhibit 2.4 attached hereto ("Notice of Swingline Borrowing") prior to 12:00 noon on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Swingline Rate and shall have an Interest Period (subject to the definition thereof) as agreed between the Borrower and the Swingline Lender. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan.

              (c) The Swingline Lender, at any time and from time to time in its sole discretion, may, but in no event no less frequently than once each calendar week shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.5, which will be used solely for the repayment of such Swingline Loan.

              (d) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

              (e) Each Lender's obligation to make a Base Rate Loan pursuant to Section 2.4(c) or to purchase the participating interests pursuant to Section 2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section 2.4, until such amount has been purchased in full.

              Section 2.5.   Funding of Borrowings.
                             ----------------------

              (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds in the applicable currency by 11:00 a.m. to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

              (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date in the applicable currency, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the greater of the Federal Funds Rate or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, including, without limitation, the Overnight Foreign Currency Rate in the case of loans denominated in Euros until the second Business Day after such demand and thereafter at the greater of the Base Rate or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation including, without limitation, the Overnight Foreign Currency Rate in the case of loans denominated in Euros. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with accrued interest at the interest rate applicable to the Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

              (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

              Section 2.6.   Interest Elections.
                             -------------------

              (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, and shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type (if such Borrowing is permitted to be outstanding as a different Type under Section 2.3) or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.6. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall NOT apply to Swingline Borrowings, which may not be converted or continued.

              (b) To make an election pursuant to this Section 2.6, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of Exhibit 2.6 attached hereto (a "Notice of

Conversion/Continuation") that is to be converted or continued, as the case may be, (x) prior to 12:00 p.m. at least one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing, (y) prior to 12:00 p.m. at least three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing funded in Dollars and (z) prior to 12:00 p.m. at least four
(4) Business Days prior to a continuation of a Eurodollar Borrowing funded in Euros. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

              (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing (after converting, if necessary, the Borrowing into Dollars using the applicable Exchange Rate in effect on such date). No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the
Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

              (d) Upon receipt of any Notice of Conversion/Continuation,the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

              Section 2.7.   Optional Reduction and Termination of Commitments.
                             --------------------------------------------------

              (a) Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date.

              (b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.7 shall be in an amount of at least $3,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the outstanding Revolving Credit Exposures (after converting, if necessary, any outstanding Loans to their Dollar Equivalent in accordance with Section 10.16) of all Lenders. Any such reduction in the Aggregate Revolving Commitment Amount below the sum of the principal amount of the Swingline Commitment and the LC Commitment shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment or the LC Commitment, as the case may be.

              Section 2.8.   Repayment of Loans.
                             -------------------

              (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon and Fees related thereto) on the Revolving Commitment Termination Date.

              (b) The principal amount of each Swingline Borrowing shall be due and payable (together with accrued and unpaid interest thereon) on the earlier of (i) the last day of the Interest Period applicable to such Borrowing and (ii) the Revolving Commitment Termination Date.

              Section 2.9. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.6, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.6, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. Absent manifest error, the entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

              (b) This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a "noteless" credit agreement. However, at the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

              Section 2.10. Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, 11:00 a.m. not less than one Business Day prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings, prior to 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.12(d); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.18. Each partial prepayment of any Loan (other than a Swingline Loan) shall be not less than the Dollar Equivalent of $1,000,000 or a larger multiple of $1,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

              Section 2.11. Mandatory Prepayments. If at any time the Dollar Equivalent of the Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.7 or otherwise, the Borrower shall immediately repay Swingline Loans and Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.18. Each prepayment shall be applied first to the Swingline Loans to the full extent thereof, second to the Base Rate Loans to the full extent thereof, and finally to Eurodollar Loans to the full extent thereof. If after giving effect to prepayment of all Swingline Loans and Revolving Loans, the Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in Dollars or Euros, as applicable, equal to such excess plus any accrued and unpaid fees thereon to be held as collateral for the LC Exposure. Such account shall be administered in accordance with Section 2.21(g) hereof.

              Section 2.12. Interest on Loans.
                            -----------------

              (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.

              (b) The Borrower shall pay interest on each Swingline Loan at the Swingline Rate in effect from time to time.

              (c) Notwithstanding clauses (a) and (b) above, while an Event of Default exists, at the option of the Required Lenders, and after acceleration, the Borrower shall pay interest ("Default Interest") with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate in effect for Base Rate Loans, plus an additional 2% per annum.

              (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each January, April, July and October and on the Revolving Commitment Termination Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date. Interest on each Swingline Loan shall be payable quarterly in arrears on the last day of each January, April, July and October, on maturity date of such Loan, which shall be the last day of the Interest Period applicable thereto, and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

              (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

              Section 2.13. Fees.
                            ----

              (a) The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

              (b) The Borrower agrees to pay in Dollars to the Administrative Agent for the ratable benefit of the Lenders a commitment fee, which shall accrue at the Applicable Commitment Fee Percentage per annum (determined daily in accordance with Schedule I) on the average daily amount of the Dollar
Equivalent of the unused Revolving Commitments of the Lenders during the Availability Period. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.

              (c) The Borrower agrees to pay in Dollars (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender's LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full

(including without limitation any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period
(or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. For any Letter of Credit issued in Euros, the fees shall be converted into Dollars using the applicable Exchange Rate in effect two
(2) Business Days before the issuance date thereof and thereafter five (5) Business Days before any fee with respect thereto shall be due and payable hereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the Default Interest pursuant to
Section 2.12(c), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by an additional 2% per annum.

              (d) The Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender, the upfront fees previously agreed upon by the Borrower and the Administrative Agent, which shall be due and payable on the Closing Date.

              (e) Accrued fees under paragraphs (b) and (c) above shall be payable quarterly in arrears on the last day of each January, April, July and October, commencing on July 31, 2008 and on the Revolving Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided further, that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.

              Section 2.14. Computation of Interest and Fees.
                            --------------------------------

              Interest hereunder based on the Base Rate or the Swingline Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for  the actual number of  days elapsed (including the  first day but excluding the last day). All other computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

              Section 2.15. Inability to Determine Interest Rates. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

       (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

       (ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the  Administrative  Agent  shall give  written  notice  (or telephonic  notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to fund Loans in Euros, to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans in Dollars on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one
(1) Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing or Notice of Continuation/Conversion has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

              Section 2.16. Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan or to fund any Loans in Euros and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Revolving Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. In the case of the making of a Borrowing in Euros, such Lender's Loan shall be converted to the Dollar Equivalent of the affected Borrowing. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

              Section 2.17. Increased Costs.
                            ---------------

              (a)    If any Change in Law  shall:

       (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

       (ii) impose on any Lender or on the Issuing Bank or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of either of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five (5) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

              (b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital (or on the capital of such Lender's or the Issuing Bank's parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies or the policies of such Lender's or the Issuing Bank's parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation for any such reduction suffered.

              (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section 2.17 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within 10 days after receipt thereof.

              (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank under this Section 2.17 for any increased costs or reductions incurred more than twelve (12) months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then such twelve-month period shall be extended to include the period of such retroactive effect.

              Section 2.18. Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense (other than lost profits) attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.18, showing a calculation of the amount payable in reasonable detail to the extent reasonably practicable, submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

              Section 2.19. Taxes.
                            -----

              (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

              (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

              (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

              (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Foreign Lender's conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payments to the Foreign Lender from the Borrower hereunder qualify as "portfolio interest" exempt from U.S. withholding tax under Code section 871(h) or 881(c), and (B) stating that
(1) the Foreign Lender is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Foreign Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of the Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose).

              Section 2.20. Payments Generally; Pro Rata Treatment; Sharing of
                            --------------------------------------------------
                            Set-offs.
                            --------

              (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC
Disbursements, or of amounts payable under Sections 2.17, 2.18 or 2.19, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18 and 2.19 and 10.3 shall be made directly to the Persons entitled thereto. If the Borrower does not, or is unable for any reason to, effect payment of a Loan to the Lenders in the applicable currency or if the Borrower shall default in the payment when due of any payment in such currency, the Lenders may, at their option, require such payment to be made to the Lenders in the Dollar Equivalent of such currency determined in accordance with Section
10.16. With respect to any amount due and payable in Euros, the Borrower agrees to hold the Lenders harmless from any losses, if any, that are incurred by the Lenders arising from any change in the value of Dollars in relation to such currency between the date such payment became due and the date of payment thereof (other than losses incurred by any Lender due to the gross negligence or willful misconduct of such Lender). The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

              (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

              (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion (each a "Purchasing Lender") shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective

Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered or the Purchasing Lender is otherwise required to return or restore any such payment, such participations shall be rescinded and each other Lender shall, promptly after request from the Administrative Agent or the Purchasing Lender, return to the Purchasing Lender the purchase price for such participation to the extent of such recovery or the amount otherwise returned or restored by the Purchasing Lender, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

              (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

              (e) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

              Section 2.21. Letters of Credit.
                            -----------------

              (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.21(d), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is at least one (1) Business Day prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $50,000 or, if denominated in Euros, the Dollar

Equivalent of $50,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitment Amount or (C) the Dollar Equivalent amount of the principal amount of outstanding Revolving Loans and Letters of Credit in Euros, determined, with respect to each such Revolving Loan or Letter of Credit, in accordance with Section 10.16 would exceed in the aggregate the Foreign Currency Sublimit. Upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit (i) on the Closing Date with respect to all Existing Letters of Credit and (ii) on the date of issuance with respect to all other Letters of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

              (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

              (c) At least two Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit (1) directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.21(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

              (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 12:00 noon on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in the Dollar Equivalent of the exact amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.5. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

              (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender's obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

              (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraphs (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.12(d).

               (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to the Dollar Equivalent of the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of
Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Borrower agrees to execute any documents and/or certificates that may be necessary to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

              (h) Upon the request of any Lender, but no more frequently than quarterly, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit then outstanding. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

              (i) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

       (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

       (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

       (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

       (iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

       (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.21, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

       (vi)   The existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

              (j) Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of

Credit by the Issuing Bank, its correspondents, and the beneficiaries thereof will be governed by (i) either (x) the rules of the "International Standby Practices 1998" (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) or (y) the rules of the "Uniform Customs and Practices for Documentary Credits" (1993 Revision), International Chamber of Commerce Publication No. 500 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (ii) to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5.

              Section 2.22. Mitigation of Obligations. If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under
Section 2.17 or Section 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

              Section 2.23. Replacement of Lenders. If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Section 2.19, or if any Lender defaults in its obligation to fund Loans or participations hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts) and (iii) in the case of a claim for compensation under
Section 2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

              Section 2.24. Increase of Commitments; Additional Lenders.
                            -------------------------------------------

              (a) So long as no Event of Default has occurred and is continuing, from time to time after the Closing Date, Borrower may, upon at least 30 days' written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender), propose to increase the Aggregate Revolving Commitments by an amount not to exceed $200,000,000 (the amount of any such increase, the "Additional Commitment Amount"). Each

Lender shall have the right for a period of 15 days following receipt of such notice, to elect by written notice to the Borrower and the Administrative Agent to increase its Revolving Commitment by a principal amount equal to its Pro Rata Share of the Additional Commitment Amount. No Lender (or any successor thereto) shall have any obligation to increase its Revolving Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender. If any Lender shall fail to notify the Administrative Agent in writing within 15 days after receipt of such notice, such Lender shall be deemed to have declined to increase its Revolving Commitment.

              (b)    If  any Lender  shall not  elect to  increase its Revolving
Commitment pursuant to subsection (a) of this Section 2.24, the Borrower may designate another bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Revolving Commitment and in the case of any other such Person (an "Additional Lender"), become a party to this Agreement; provided, however, that any new bank or financial institution must be acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld or delayed. The sum of the increases in the Revolving Commitments of the existing Lenders pursuant to this subsection (b) plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Additional Commitment Amount.

              (c) An increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.24 shall become effective upon the receipt by the Administrative Agent of a supplement or joinder in form and substance satisfactory to the Administrative Agent executed by the Borrower, by each Additional Lender and by each other Lender whose Revolving Commitment is to be increased, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, and such evidence of appropriate corporate authorization on the part of the Borrower with respect to the increase in the Revolving Commitments and such opinions of counsel for the Borrower with respect to the increase in the Revolving Commitments as the Administrative Agent may reasonably request.

              (d) Upon the acceptance of any such supplement or joinder by the Administrative Agent, the Aggregate Revolving Commitment Amount shall automatically be increased by the amount of the Revolving Commitments added through such supplement or joinder and Schedule II shall automatically be deemed amended to reflect the Revolving Commitments of all Lenders after giving effect to the addition of such Revolving Commitments.

              (e) Upon the effectiveness of any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.24 that is not pro rata among all Lenders, (x) within five Business Days, in the case of any Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Eurodollar Loans then outstanding, the Borrower shall prepay such Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in
Article III, the Borrower shall reborrow Loans from the Lenders in proportion to their respective Revolving Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in proportion to their respective Commitments after giving effect to such increase and (y) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be adjusted automatically such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in proportion to their respective Revolving Commitments.

              Section 2.25. Extension of Revolving Commitment Termination  Date.
(a) At least 45 days but not more than 60 days prior to the first or second Anniversary Date, provided that all of the conditions set forth in Section 3.2(a), (b) and (c) have been met, the Borrower, by written notice to the Administrative Agent, may request an extension of the Revolving Commitment Termination Date in effect at such time by one calendar year from the then scheduled Revolving Commitment Termination Date for no additional fee (other than documentation costs and other than fees approved in writing by the Borrower). The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, at least 20 days but not more than 30 days prior to the applicable Anniversary Date, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Revolving Commitment Termination Date by the 20th day prior to the applicable Anniversary Date, such Lender shall be deemed to be a Non-Consenting Lender (as defined below) with respect to such request. The Administrative Agent shall notify the Borrower not later than the 20th day prior to such Anniversary Date of the decision of the Lenders regarding the Borrower's request for an extension of the Revolving Commitment Termination Date.

              (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.25, the Revolving Commitment Termination Date shall, effective as at such next Anniversary Date (the "Extension Date"), be extended for one calendar year from the then scheduled Revolving Commitment Termination Date; provided that on each Extension Date, no Default or Event of Default shall have occurred and be continuing, or shall occur as a consequence thereof. If Lenders holding at least a majority in interest of the aggregate Commitments at such time consent in writing to any such request in accordance with subsection (a) of this Section 2.25, the Revolving Commitment Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so have consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Revolving Commitment Termination Date is not extended as to any Lender pursuant to this
Section 2.25 and the Commitments of such Lender are not assumed in accordance with subsection (c) of this Section 2.25 on or prior to the applicable Extension Date, (i) the Commitments of such Non-Consenting Lender shall automatically terminate in whole on such unextended Revolving Commitment Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; (ii) such Non-Consenting Lender shall have received from the Borrower the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the such extension on, the outstanding Advances, if any, of such Non-Consenting Lender plus any accrued but unpaid commitment fees owing to such Non-Consenting Lender as of such date and all other amounts payable hereunder to such Non-Consenting Lender; and (iii) such Non-Consenting Lender's rights under Sections 2.17, 2.18, 2.19, 10.3 and its obligations under
Section 10.5, shall survive the Revolving Commitment Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Revolving Commitment Termination Date.

              (c) If Lenders holding at least 51% of the aggregate Commitments at any time consent to any such request pursuant to subsection (a) of this Section 2.25, the Borrower may arrange for one or more Consenting Lenders or, to the extent that the Consenting Lenders decline to assume any Non-Consenting Lender's Commitment, Additional Lenders (each such Additional Lender that accepts an offer to assume a Non-Consenting Lender's Commitment as of the applicable Extension Date and each Additional Lender that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.24(b) being an "Assuming Lender") to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that if the Borrower makes an offer to any Consenting Lender to assume any Non-Consenting Lender's Commitment, they shall make such offer to all Consenting Lenders on a pro rata basis based on their respective Commitments and such Non-Consenting Lender's Commitment shall be allocated among those Consenting Lenders which accept such offer on a pro rata basis based on their respective Commitments, provided further however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment of such Non- Consenting Lender is less than $5,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

       (i) any such Consenting Lender or Assuming Lender shall have paid to such Non- Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non- Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

       (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

       (iii)   with  respect  to  any  such  Assuming  Lender,  the   applicable
processing and recordation fee required under Section 10.4 for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.17, 2.18, 2.19, 10.3 and its obligations under Section 10.5, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an assumption agreement, in form and substance satisfactory to the Borrower and the Administrative Agent (an "Assumption Agreement"), duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent
(B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent as to the increase in the amount of its Commitment and (C) each Non-

Consenting Lender being replaced pursuant to this Section 2.25 shall have delivered to the Administrative Agent any note or notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (A), (B) and (C) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

              (d) If all of the Lenders (after giving effect to any assignments pursuant to subsection (b) of this Section 2.25) consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as no Default or Event of Default shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Revolving Commitment Termination Date then in effect shall be extended for the additional one year period described in subsection (a) of this Section 2.25, and all references in this Agreement and in the other Loan Documents, if any, to the "Revolving Commitment Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Revolving Commitment Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Revolving Commitment Termination Date in effect immediately prior thereto.

                                   ARTICLE III

               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
               ---------------------------------------------------

              Section 3.1. Conditions To Effectiveness. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

              (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out- of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or SunTrust Robinson Humphrey, Inc., as Lead Arranger.

              (b)    The  Administrative   Agent  (or  its  counsel)  shall have
received the following, each to be in form and substance satisfactory to the Administrative Agent:

       (i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

       (ii) the Subsidiary Guaranty Agreement, duly executed by each Domestic Subsidiary of the Borrower, other than Parts Advantage, LLC and Seal Dynamics LLC, dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent;

       (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of its bylaws and of the resolutions of its board of directors, or partnership agreement or limited liability company agreement, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

       (iv) certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where the failure of any Loan Party to be qualified to do business as a foreign corporation or limited liability company, as the case may be, could reasonably be expected to have a Material Adverse Effect;

       (v) a favorable written opinion of Akerman Senterfitt, counsel to the Loan Parties, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated herein as the Administrative Agent shall reasonably request;

       (vi) a certificate, dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to the funding of any initial Revolving Credit Advance, (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct and (z) since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

       (vii) if any Revolving Loan will be funded on the Closing Date, a Notice of Borrowing and funds disbursement agreement each duly executed by the Borrower;

       (viii) certified copies of all consents, approvals, authorizations, registrations and filings and orders required to be made or obtained under any Requirement of Law, or by any material Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority related thereto shall be ongoing; and

       (ix) copies of (A) the internally prepared quarterly financial statements of Borrower and its Subsidiaries on a consolidated basis for the Fiscal Quarter ending on January 31, 2008, and (B) the audited consolidated financial statements for Borrower and its Subsidiaries for the Fiscal Years ending October 31, 2005, 2006 and 2007.

              Each Lender shall be deemed to have for purposes of determining compliance with the conditions specified in this Section 3.1, consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

              Section 3.2. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

              (a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

              (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto (except to the extent such representations and warranties relate solely to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Loan Documents);

              (c) since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

              (d) after giving effect to such Borrowing or Letter of Credit, the Revolving Credit Exposure will not exceed the Aggregate Revolving Commitment Amount;

              (e) the Borrower shall have delivered the required Notice of Borrowing; and

              (f) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

              Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section 3.2.

              Section 3.3. Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory in all respects to the Administrative Agent.

              Section 3.4. Effect of Amendment and Restatement. Upon this Agreement becoming effective pursuant to Section 3.1, from and after the Closing
Date: (a) all terms and conditions of the Existing Credit Agreement and any other Loan Document other than the Security Documents (as defined in the Existing Credit Agreement), as amended by this Agreement and the other Loan Documents being executed and delivered on the Closing Date, shall be and remain in full force and effect, as so amended, and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto to Lenders and Administrative Agent; (b) the terms and conditions of the Existing Credit Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but only with respect to the rights, duties and obligations among Borrower, Lenders and Administrative Agent accruing from and after the Closing Date; (c) all indemnification obligations of the Loan Parties under the Existing Credit Agreement or any other Loan Document (as defined in the Existing Credit Agreement) shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of Lenders, Administrative Agent, and any other Person indemnified under the Existing Credit Agreement or such other Loan Document at any time prior to the Closing Date; (d) the Obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Closing Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder; (e) any and all references in the Loan Documents to the Existing Credit Agreement shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter; (f) all Liens securing Indebtedness under the Existing Credit Agreement shall be released; (g) the Borrower shall be authorized to file Uniform Commercial Code termination statements, terminating UCC financing statements that name the Administrative Agent as secured party and any Loan Party as debtor; and (h) the Administrative Agent shall execute and deliver to the Borrower, at the request and expense of Borrower, such other documents, instruments and releases as the Borrower may reasonably request (all of which shall be prepared by Borrower, without recourse or warranty to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent) in order to evidence or give public notice of such lien terminations and releases.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

              The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

              Section 4.1. Existence; Power. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, (iii) has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates and (iv) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

              Section 4.2. Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

              Section 4.3. Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

              Section 4.4. Financial Statements. The Borrower has furnished to each Lender (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of October 31, 2007 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended prepared by Deloitte & Touche LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of January 31, 2008, and the related unaudited consolidated statements of income and cash flows for the Fiscal Quarter and year-to-date period then ending, certified by a Responsible Officer. Such financial statements fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since October 31, 2007, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

              Section 4.5.   Litigation and Environmental Matters.
                             ------------------------------------

              (a) Except as set forth in Schedule 4.5, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

              (b) Except for the matters set forth on Schedule 4.5, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim asserting that the Borrower or any of its Subsidiaries may be liable with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, for which the Borrower or any of its Subsidiaries could reasonably be expected to become liable, in each case if the effect thereof could reasonably be expected to result in a Material Adverse Effect.

              Section 4.6. Investment Company Act, Etc. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or is "controlled" by an "investment company", as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.

              Section 4.7. Disclosure. No representation or warranty or statement made by the Borrower or by any Subsidiary Loan Party in the Loan Documents or in any schedule or exhibit thereto (when taken as a whole and as modified or supplemented by other written information so furnished), or any certificate, report, statement or other document made or furnished by the Borrower or any Subsidiary Loan Party from time to time after the Closing Date pursuant to the terms of the Loan Documents, contains any misrepresentation or untrue statement of any material fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading. The Executive Summary and the Projections, taken together with all publicly available information filed by the Borrower with the United States Securities and Exchange Commission, do not contain any material misrepresentation or untrue statement of material fact; provided that with respect to the Projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact known to the Borrower which could reasonably be expected to have a Material Adverse Effect, which has not been set forth or referred to in the Loan Documents or otherwise disclosed in writing to Administrative Agent.

              Section 4.8. Ownership of Property. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the Borrower referred to in Section 4.4 or purported to have been acquired by the Borrower or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Subsidiaries are valid and subsisting and are in full force.

              Section 4.9. Taxes. The Borrower and, to the extent required, its Subsidiaries have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP or except to the extent that the total liability for such taxes does not exceed $5,000,000, and no controversy in respect of additional taxes of the Borrower or its Subsidiaries which will have or is reasonably likely to have a Material Adverse Effect, is pending, or, to the knowledge of the Borrower, threatened.

              Section 4.10. Compliance with Laws and Agreements. The Borrower and each Subsidiary is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              Section 4.11. Patents, Trademarks, Licenses, Etc. Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe in any material respect on the rights of any other Person.

              Section 4.12.  [Reserved]

              Section 4.13. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

              Section 4.14. Solvency. After giving effect to the execution and delivery of the Loan Documents, and the making of the Loans under this Agreement, the Loan Parties on a consolidated basis are Solvent.

              Section 4.15. Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of the Regulations T, U or X. Neither the Borrower nor its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock."

              Section 4.16.  Insurance. The  properties of the Borrower  and its
Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Subsidiary operates.

              Section 4.17. Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority, except to the extent such proceedings could not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

              Section 4.18. OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

              Section 4.19. Patriot Act. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended from time to time, the "Patriot Act"). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

              Section 4.20. Subsidiaries. Schedule 4.20 sets forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

              The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder, any Letter of Credit remains outstanding or any Obligation remains unpaid or outstanding:

              Section 5.1. Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent:

              (a)    as soon as available and in any event within 90 days  after the end of each Fiscal Year of Borrower, a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

              (b) as soon as available and in any event within 45 days after the end of the first three Fiscal Quarters of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous Fiscal Year;

              (c) Together with delivery of the items required in clause (a), Borrower's projections of its revenues, expenses, results of operations, cash flows and financial position for the next Fiscal Year, in such degree of specificity as may be reasonably requested by Administrative Agent, and including without limitation projected income statements for each quarter of the next Fiscal Year for the Borrower and its Subsidiaries;

              (d) Within thirty (30) days after receipt thereof, copies of any management audit letters provided to the Borrower by the independent certified public accountant who prepared Borrower's financial statements;

              (e) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate of the principal executive officer or the principal financial officer of the Borrower,
(i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in
Article VI and, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be;

              (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or distributed by the Borrower to its shareholders generally, as the case may be; and

              (g) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or the Required Lenders may reasonably request.

              Documents required to be  delivered pursuant to Section  5.1(a) or
(b) or Section 5.1(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of (i) the date on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule
5.01 (ii) the date on which such documents are posted on the Borrower's behalf on Syndtrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) and (iii) the date of delivery of a paper copy of such documents to the Administrative Agent; provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 5.1(e) to the Administrative Agent. Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

              Section 5.2. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its material obligations and liabilities which, if unpaid, would become a Lien upon the property (including without limitation all taxes (including withholding taxes), assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

              Section 5.3. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section 5.3 shall prohibit the occurrence of any fundamental change permitted under Section 7.3.

              Section 5.4. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that a failure to do so could not reasonably be expected to give rise to a Material Adverse Effect (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, and (c) at all times shall name Administrative Agent as
additional  insured  on  all  liability   policies  of  the  Borrower  and   its
Subsidiaries.

              Section 5.5. Visitation, Inspection, Etc. The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent, the Required Lenders, or if any Event of Default has occurred and is continuing, any Lender, at the expense of the Administrative Agent and the Lenders if no Event of Default has occurred and is continuing, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers, all at such reasonable times during normal business hours and with prior notice and as often as the Administrative Agent or the Required Lenders, or if an Event of Default has occurred and is continuing, any Lender, may reasonably request after reasonable prior notice to the Borrower; provided, however, if an Event of Default has occurred and is continuing, no prior notice shall be required. Any designated representative of Administrative Agent or any Lender(s) shall agree to be bound by the provisions of Section 10.11 hereof.

              Section 5.6. Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

              (a) the occurrence of any Default or Event of Default hereunder in which case such notice shall specify the nature thereof, the period of existence thereof, and the action that the Borrower proposes to take with respect thereto;

              (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

              (c) without the waiver or prior written consent of the Administrative Agent in its sole and absolute discretion, any proposed acquisition by the Borrower or any Subsidiary, which notice shall be given at least five (5) days before the proposed closing of any such acquisition with a total acquisition price of less than $30,000,000 or at least ten (10) days before the proposed closing of any such acquisition with a total acquisition price of equal to or more than $30,000,000, or with an acquisition price which when added to the total acquisition prices of all other acquisitions during any four consecutive Fiscal Quarters of the Borrower in which the closing of such transaction will occur will amount to an aggregate of $30,000,000 or more;

              (d) without the waiver or prior written consent of the Administrative Agent in its sole and absolute discretion, any transaction listed in Section 7.3 (not otherwise covered by clause (c) above), which notice shall be given at least fifteen (15) days before such transaction is consummated;

              (e) any assessment in an amount in excess of $5,000,000 by any taxing authority for unpaid taxes which are due and payable;

              (f) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

              (g) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

              (h) the occurrence of any event of default, or the receipt by Borrower or any of its Subsidiaries of any written notice of an alleged event of default, with respect to any Material Indebtedness of the Borrower or any of its Subsidiaries;

              (i) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.6 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Notwithstanding any contrary provision herein or in any other Loan Document, the Administrative Agent may (but shall not be required to) waive any notice requirement herein or in any other Loan Document.

              Section 5.7. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

              Section 5.8. Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              Section 5.9.   Pledge Agreement.
                             ----------------

              (a) Within 3 Business Days after the Pledge Agreement Date, the Borrower shall deliver to the Administrative Agent the duly executed Pledge Agreement, together with (A) original stock certificates (if any) evidencing the issued and outstanding shares of Capital Stock of each Domestic Subsidiary to the extent owned directly by the Borrower or any other Domestic Subsidiary Loan Party, and (B) stock powers or other appropriate instruments of transfer executed in blank.

              (b) Within 30 days after the Pledge Agreement Date (or such later date as may be consented to by the Administrative Agent), the Borrower shall deliver to the Administrative Agent copies of favorable UCC, tax and judgment search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Borrower and the Subsidiary Loan Parties reasonably requested by the Administrative Agent promptly after the Pledge Agreement Date indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances and other Liens permitted under Section 7.2.

              (c) Within 45 days after the Pledge Agreement Date (or such later date as may be consented to by the Administrative Agent), the Borrower shall deliver to the Administrative Agent for the benefit of the Administrative Agent and the Lenders duly executed Pledge Agreements with respect to a pledge of not more than sixty five percent (65%) of the voting Capital Stock and one hundred percent (100%) of the non-voting Capital Stock of each Foreign Subsidiary to the extent directly owned by the Borrower or any Domestic Subsidiary Loan Party owned directly by the Borrower or any Domestic Subsidiary Loan Party, together with (A) original stock certificates (if any) evidencing such Capital Stock that is pledged to the Administrative Agent pursuant to such Pledge Agreement, (B) stock powers or other appropriate instruments of transfer executed in blank as may be necessary to pledge such Capital Stock to the Administrative Agent and such other documents, instruments or agreements as may be reasonably required under the laws governing such Foreign Subsidiary and (C) foreign local counsel opinion(s), if reasonably required by the Administrative Agent. Notwithstanding the foregoing, the Administrative Agent may, in its sole and absolute discretion, waive any of the foregoing requirements with respect to any Foreign Subsidiary to the extent that the assets of such Foreign Subsidiary is less than 5% of the consolidated assets of the Borrower and all of its Subsidiaries as of the last day of the immediately preceding Fiscal Year and the revenue of such Foreign Subsidiary is less than 5% of the consolidated revenue of the Borrower and all of its Subsidiaries for the immediately preceding Fiscal Year.

              (d) The Borrower will, and will cause each of the Subsidiary Loan Parties to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements to, and restatements of, this Agreement and any other Loan Document, and any other agreements, instruments or documents, and take any and all such actions, as may from time to time be reasonably requested by the Administrative Agent to perfect and maintain the validity and priority of the Liens granted pursuant to any Pledge Agreement and to effect, confirm or further assure or protect and reserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents (including without limitation, any and all instruments necessary or appropriate to affect the guarantee of the Obligations by all Guarantors created or acquired after the date hereof).

              Section 5.10. ERISA Benefit Plans. The Borrower and each of its Subsidiaries will substantially comply with all requirements of ERISA applicable to it, except to the extent that the failure to so comply shall not result in a liability to the Borrower and its Subsidiaries in excess of $5,000,000 in the aggregate. The Borrower and each of its Subsidiaries will furnish to Administrative Agent as soon as possible and in any event within 10 days after the Borrower or such Subsidiary or a duly appointed administrator of a plan (as defined in ERISA) knows or has reason to know that any reportable event, funding deficiency, or prohibited transaction (as defined in ERISA) with respect to any plan has occurred, a statement of the chief financial officer of the Borrower describing in reasonable detail such reportable event, funding deficiency, or prohibited transaction and any action which the Borrower or such Subsidiary proposes to take with respect thereto, together with a copy of the notice of such event given to the PBGC or the Internal Revenue Service or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized.

              Section 5.11.  [Reserved].
                             ----------

              Section 5.12. Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of all Loans to refinance existing Indebtedness on the Closing Date, finance working capital needs, permitted acquisitions, capital expenditures and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or
X. All Letters of Credit will be used for general corporate purposes.

              Section 5.13. Additional Subsidiaries. If any Domestic Subsidiary is acquired or formed after the Closing Date, the Borrower will promptly notify the Administrative Agent and the Lenders thereof and, within fifteen (15) Business Days after any such Subsidiary is acquired or formed, will cause such Subsidiary to become a Subsidiary Loan Party; provided, however, if such Domestic Subsidiary is non-wholly owned, no such Guarantee shall be required, and provided that Borrower elects not to cause delivery of such Guaranty, then any

Investment in  such non-wholly  owned Domestic  Subsidiary shall  be subject  to
Section 7.4 hereof; provided, further, however, that if any non-wholly owned Subsidiary becomes a wholly owned Subsidiary, the Borrower shall cause such Subsidiary to become a Subsidiary Loan Party. A Subsidiary shall become an additional Subsidiary Loan Party by executing and delivering to the Administrative Agent a supplement to the Subsidiary Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, accompanied by (i) all other Loan Documents related thereto, (ii) certified copies of certificates or articles of incorporation or organization, by-laws, membership operating agreements, and other organizational documents, appropriate authorizing resolutions of the board of directors of such Subsidiaries, and opinions of counsel comparable to those delivered pursuant to Section 3.1(b), and (iii) such other documents as the Administrative Agent may reasonably request. No Subsidiary that becomes a Subsidiary Loan Party shall thereafter cease to be a Subsidiary Loan Party or be entitled to be released or discharged from its obligations under the Subsidiary Guaranty Agreement. If any Subsidiary is acquired or formed after the Pledge Agreement Date, the Borrower will deliver such documents as required by Section 5.9(a) within 10 days in the case of Domestic Subsidiaries and will deliver such documents as required by Section 5.9(c) within 45 days in the case of Foreign Subsidiaries.

                                   ARTICLE VI

                               FINANCIAL COVENANTS
                               -------------------

              The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder, any Letter of Credit remains outstanding or any Obligation remains unpaid or outstanding, the Borrower will at all times hereunder, in accordance with GAAP applied on a Consistent Basis, maintain with respect to the Borrower and its Subsidiaries, on a consolidated basis:

              Section 6.1. Total Leverage Ratio. The Borrower will maintain at all times a Total Leverage Ratio of not greater than 4.25:1.00.

              Section 6.2. Senior Leverage Ratio. The Borrower will maintain at all times a Senior Leverage Ratio of not greater than 3.25:1.00.

              Section 6.3. Fixed Charge Coverage Ratio. The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending April 30, 2008, a Fixed Charge Coverage Ratio of not less than 2.00:1.00

                                   ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

              The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder, any Letter of Credit remains outstanding or any Obligation remains unpaid or outstanding:

              Section 7.1. Indebtedness and Preferred Equity. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

              (a) Indebtedness created pursuant to the Loan Documents;

              (b) Indebtedness of the Borrower and its Subsidiaries existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals, modifications, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal, modification, refinancing or replacement) or shorten the maturity or the weighted average life thereof;

              (c) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

              (d) Permitted Real Estate Debt;

              (e) Indebtedness of the Borrower owing to any Subsidiary and of any Subsidiary owing to the Borrower or any other Subsidiary; provided, that any such Indebtedness that is owed by a Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4(d) and (e);

              (f) Indebtedness of any Person which becomes a Subsidiary or is otherwise acquired by the Borrower or its Subsidiaries (whether by merger, consolidation or otherwise) after the date of this Agreement; provided that such Indebtedness exists at the time that such Person becomes a Subsidiary (or is otherwise acquired) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or being otherwise acquired);

              (g) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided, that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4 (d) and (e);

              (h) Indebtedness incurred by any non-wholly owned Subsidiary that is not a Subsidiary Loan Party of the Borrower so long as the aggregate principal amount of such Indebtedness committed or incurred by such Subsidiary, when aggregated with all preferred stock or other preferred equity interests issued by such Subsidiary pursuant to the following paragraph, does not exceed the greater of (i) $10,000,000 or (ii) 50% of the Non-Subsidiary Loan Party Net Worth of such Subsidiary;

              (i) Hedging Obligations permitted under Section 7.13; and

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              (j) any  other  unsecured Indebtedness  of  the  Borrower  or  any
Subsidiary that is a Loan Party; provided that after giving effect to the incurrence thereof, the Borrower and its Subsidiaries would be in pro forma compliance with the Total Leverage Ratio required under Section 6.1.

         The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred equity interests that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by Borrower or such Subsidiary at the option of the holder thereof, in whole or in part or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interests described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the date that is 91 days after the Revolving Commitment Termination Date; provided, however, that any non-wholly owned Subsidiary that is not a Subsidiary Loan Party may issue such preferred stock or other preferred equity interests so long as the aggregate amount of such preferred stock or other preferred equity interests issued by such Subsidiary, when aggregated with Indebtedness committed or incurred by such Subsidiary pursuant to Section 7.1(h) above, does not exceed 50% of the Non-Subsidiary Loan Party Net Worth of such Subsidiary.

              Section 7.2. Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer or permit to exist any Lien (but excluding Liens, if any, evidenced by operating leases) on any of its assets or property now owned or hereafter acquired, except:

              (a) Liens securing the Capital Lease Obligations, purchase money or other Indebtedness, and Permitted Real Estate Debt, in each case, permitted under Sections 7.1(c) and (d), respectively;

              (b) Permitted Encumbrances;

              (c) Liens on assets acquired after the date hereof if such Liens were in place at the time of acquisition, to the extent such acquisition is permitted pursuant to Section 7.4

              (d) Liens set forth on Schedule 7.2;

              (e) Liens  with  respect  to  Investments  consisting   of   fully
collateralized repurchase agreements constituting Permitted Investments;

              (f) Liens not otherwise permitted by this Section 7.2 so long as neither (i) the aggregate principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time; provided that the Borrower shall discharge any such Lien within two (2) Business Days after a Responsible Officer becomes aware thereof;

              (g) Liens securing Indebtedness permitted pursuant to Section 7.1(b); provided that the principal amount of the Indebtedness secured thereby is not increased and that any such Lien is limited to the assets originally encumbered thereby;

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

              (h) Liens granted to the Borrower or HEICO Aerospace Holdings Corp. securing loans to Parts Advantage; and

              (i) Liens granted by any non-wholly owned Subsidiary that is not a Subsidiary Loan Party of the Borrower to secure Indebtedness of such Subsidiary permitted by Section 7.1(h).

              Section 7.3. Fundamental Changes. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:

              (a) enter  into  any  one  or  more  mergers,  consolidations   or
acquisitions unless after giving effect thereto,

              (i) no Default or Event of Default has occurred and is continuing, or would, after giving effect to such transaction, result therefrom, the representations and warranties set forth in Article IV shall be true and correct in all material respects, and the Borrower would be in pro forma compliance with the covenants set forth in Article VI;

              (ii) (A) with respect to any merger or consolidation of the Borrower, the Borrower is the surviving entity, and (B) with respect to any merger or consolidation of any Subsidiary Loan Party, the surviving entity is or becomes a Subsidiary Loan Party; and

              (iii) any merger or consolidation resulting in an acquisition, directly or indirectly, of another entity by the Borrower shall be consensual and shall have been approved by the board of directors of the entity being acquired.

              (b) except to a Loan Party or as otherwise specifically permitted herein, transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets or any assets or properties necessary for the proper conduct of its business to any Person other than to the Borrower or another Subsidiary Loan Party, other than:

              (i) the transfer, sale, assignment, lease or other disposition of properties or assets constituting all or a substantial part of the properties or assets of the Borrower or any Subsidiary or necessary for the proper conduct of the business of the Borrower or any Subsidiary in an aggregate fair market value in any Fiscal Year not to exceed 5% of the consolidated assets of the Borrower and its Subsidiaries taken as a whole as of the last day of the immediately preceding Fiscal Year; and

              (ii) the issuance of Capital Stock by a Subsidiary to a Person other than to Loan Parties in an equity offering or private issuance to raise equity capital or establish a joint venture; provided that after giving effect thereto (x) no Event of Default has occurred and is continuing, (y) the Borrower continues to own and control, directly or indirectly, more than 50% of the Capital Stock of such Subsidiary and (z) if such Subsidiary is a Subsidiary Loan Party, such Subsidiary remains a Subsidiary Loan Party.

              (c) change the scope or nature of its business except that the Borrower may expand its business by internal growth or acquisitions, (A) into any business substantially similar

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or related to the types of businesses it or any Subsidiary currently conducts or
(B) into other lines of business, provided that revenues generated from such other lines of business shall not constitute more than fifteen percent (15%) of the net sales of the Borrower and its Subsidiaries, on a consolidated basis, during any Fiscal Quarter and provided that such other businesses or lines of business singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect; or

              (d) wind up, liquidate, or dissolve itself or its business (except that if no Default or Event of Default has occurred and is continuing, (i) any Subsidiary may be liquidated into any Loan Party and (ii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and could not reasonably be expected to give rise to a Material Adverse Effect); provided that no Subsdiary Loan Party may liquidate or dissolve under this clause (ii) if after giving effect thereto all Subsidiary Loan Parties that have liquidated or dissolved under this clause (ii) would, at the time of liquidation or dissolution have owned in the aggregate more than 5% of the consolidated assets of the Borrower and its Subsidiaries taken as a whole as of the last day of the immediately preceding Fiscal Year); provided, however, nothing contained in this
Section 7.3 shall prohibit or otherwise restrict the ability of a Subsidiary Loan Party to sell or otherwise transfer its receivables or any other assets to another Loan Party.

              Section 7.4. Investments, Loans, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any Capital Stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

              (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries), together with additional Investments made after the Closing Date in the Capital Stock of Subsidiaries listed on Schedule 7.4 so long as no Event of Default has occurred or would result after giving effect to such additional Investment;

              (b) Permitted Investments;

              (c) mergers, consolidations  or acquisitions  made in   compliance
with Section 7.3;

              (d) Investments made by the Borrower or any of its Subsidiaries in or to any Loan Party;

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

              (e) other   Investments  made  by  the  Borrower  or  any  of  its
Subsidiaries in or to any Person in an aggregate amount not to exceed $150,000,000; provided, however, that (i) the aggregate amount of Investments under this clause (e) by Loan Parties in or to Foreign Subsidiaries that are not Subsidiary Loan Parties (including Guarantees by Loan Parties of Indebtedness of Foreign Subsidiaries that are not Subsidiary Loan Parties) shall not exceed $100,000,000 at any time outstanding and (ii) the aggregate amount of Investments by Loan Parties under this clause (e) in or to Domestic Subsidiaries that are not Loan Parties (including Guarantees by Loan Parties of Indebtedness of Domestic Subsidiaries that are not Loan Parties) and in or to other Persons other than Foreign Subsidiaries shall not exceed $100,000,000 at any time outstanding;

              (f) Investments  received  in  connection  with   a  bankruptcy or
reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

              (g) loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses; provided, however, that the aggregate outstanding amount of all such loans and advances does not exceed $5,000,000 at any time;

              (h) Capital Expenditures permitted by Section 7.7; and

              (i) Hedging Transactions permitted by Section 7.13.

              Section 7.5. Amendment to Governing Documents. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders or the Borrower under its certificate of incorporation, bylaws or other organizational documents.

              Section 7.6. Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

              Section 7.7. Capital Expenditures. The Borrower will not make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any Capital Expenditure (excluding acquisitions of businesses), by purchase or capitalized lease, other than Capital Expenditures which would not cause the aggregate amount of all such Capital Expenditures, when aggregated with all Sale and Leaseback Transactions without duplication, calculated at the end of each Fiscal Quarter for the four consecutive Fiscal Quarters then ended to exceed the aggregate amount of Thirty-Five Million Dollars ($35,000,000), unless the Required Lenders shall have given their prior written consent to such amount of Capital Expenditures and Sale and Leaseback Transactions as is in excess of $35,000,000 during such four quarter period.

              Section 7.8. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any

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dividend or distribution on any class of its Capital Stock, or make any  payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of Capital Stock of the Borrower and its Subsidiaries or Indebtedness of the Borrower or any of its Subsidiaries subordinated to the Obligations of the Borrower or any Guarantee thereof or any options, warrants, or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for (i) dividends payable by the Borrower solely in shares of any class of its common stock, (ii) Restricted Payments that constitute Investments permitted under Section 7.4 or are made in connection with mergers, consolidations and acquisitions permitted in Section 7.3, (iii) Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by the Borrower and other wholly owned Subsidiaries, (iv) Restricted Payments (including dividends, distributions, and repurchases, redemptions and other acquisitions of Capital Stock by the Borrower) paid in cash to the extent that (x) no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is paid or redemption is made, and (y) the aggregate amount of all such Restricted Payments made by the Borrower and its Subsidiaries after the Closing Date does not exceed 50% of the aggregate Consolidated Net Income (if greater than $0) earned during the period commencing October 31, 2007 through the end of the Fiscal Quarter immediately preceding the date of determination; (v) the repurchase, redemption or other acquisition of Capital Stock by the Borrower or any of its Subsidiaries held by officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; (vi) the repurchase, redemption or other acquisition of its Capital Stock by the Borrower in an aggregate amount not to exceed $100,000,000 (in addition to the amount permitted in clause (iv) above) to the extent that no Default or Event of Default has occurred and is continuing, or would result therefrom; (vii) the redemption of the rights issued under the Rights Agreement in an aggregate amount not to exceed $1,000,000 to the extent no Default or Event of Default has occurred and is continuing, or would result therefrom; and (viii) the cashless exercise of options and warrants for shares of Capital Stock.

              Section 7.9. Reserved.
                           ---------

              Section 7.10. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties (provided that the foregoing restriction shall not apply to employment agreements with Affiliates approved in good faith by the Board of Directors of the Borrower or any compensation or similar committee of the Board of Directors), (b) transactions between or among the Borrower and any Subsidiary Loan Party not involving any other Affiliates,
(c) any Restricted Payment permitted by Section 7.8 and (d) customary fees paid to members of the Board of Directors of the Borrower and its Subsidiaries for their services as directors not in excess of fees paid to directors who are not Affiliates of the Borrower or any Subsidiary and (e) transactions with Parts Advantage, LLC or any other entity that the Borrower or its Subsidiaries has invested in pursuant to Section 7.4, in each case, entered into in good faith and in the best interests of the Borrower.

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              Section 7.11. Restrictive Agreements.  The Borrower will not,  and will not permit any Subsidiary Loan Party to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary Loan Party to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any other Subsidiary Loan Party, to guarantee Indebtedness of the Borrower or any other Subsidiary Loan Party or to transfer any of its property or assets to the Borrower or any Subsidiary Loan Party of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, existing operating agreements or shareholders' agreements in respect of non-wholly owned entities (in the case of this clause, each as in effect on the date hereof), or agreements governing Indebtedness permitted under Section 7.1(h) to the extent that such restrictions or conditions apply only to the non -wholly owned Subsidiary incurring such Indebtedness, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary Loan Party pending such sale, provided such restrictions and conditions apply only to the Subsidiary Loan Party that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a)
shall  not  apply  to  customary  provisions  in  leases  and  other   contracts
restricting the assignment thereof and (v) this Section 7.11 shall not apply to agreements relating to Investments in joint ventures, equity investments or non-wholly owned Subsidiaries made in compliance with Section 7.4.

              Section 7.12. Sale and Leaseback Transactions. Except as permitted under Section 7.1(d), the Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred ("Sale and Lease Back Transactions"), other than (i) Sale and Lease Back Transactions that do not exceed $20,000,000 during any four consecutive Fiscal Quarters, or $40,000,000 during the period from the Closing Date to the Revolving Commitment Termination Date and (ii) Sale and Lease Back Transactions by non-wholly owned Subsidiaries that are not Subsidiary Loan Parties to the extent permitted by Section 7.1(h).

              Section 7.13. Hedging Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

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                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

              Section 8.1. Events of Default. If any of the following events (each an "Event of Default") shall occur:

              (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

              (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section 8.1) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

              (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, affidavit, financial statement or other agreement submitted to the
Administrative Agent or the Lenders by any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect or misleading in any material respect when made or deemed made or submitted; or

              (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.3 (with respect to the Borrower's existence),
Section 5.6(a), or Articles VI or VII; or

              (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above) or any other Loan Document, and such failure shall remain unremedied for 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

              (f) any Loan Party (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness, or any Subsidiary that is not a Subsidiary Loan Party (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Indebtedness (other than the Indebtedness evidenced by the Loan Documents) that has an outstanding principal amount, notional amount, or total amount of Indebtedness in excess of
$15,000,000, when  and as  the same  shall become  due and  payable

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(whether at scheduled maturity, required  prepayment,  acceleration,  demand  or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

              (g) the Borrower or any Significant Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.1, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

              (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

              (i) the Borrower or any Significant Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

              (j) a Change in Control shall occur or exist; or

              (k) (i) one or more judgments, decrees or orders for the payment of money in excess of $20,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiary (to the extent not paid or fully covered by insurance, provided that the insurance carrier has acknowledged coverage in form and substance acceptable to the Administrative Agent), and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order or (B) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect, or (ii) any non-monetary judgment, decree or order shall be rendered against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              (l) a writ of attachment or garnishment is issued against, or a lien is imposed by operation of law on, any property of the Borrower or any Subsidiary, and the lesser of the amount of the claim or the value of the affected property is in excess of $10,000,000, if the lien is not discharged within sixty (60) days after it has attached (not counting for this purpose any period for so long as enforcement thereof is stayed and bonded during appeal with adequate reserves provided therefor pursuant to GAAP); or

              (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000; or

              (n) an Event of Default under any other Loan Document shall occur; or

              (o) any material provision  of the Subsidiary Guaranty  Agreement, or, after the Pledge Agreement Date, the Pledge Agreement, shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Loan Party, or any Subsidiary Loan Party shall so state in writing, or any Subsidiary Loan Party shall seek to terminate the Subsidiary Guaranty Agreement; then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower,
(iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

              Section 8.2. Application of Proceeds from Collateral. Notwithstanding any other provisions of this Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received (including by way of set-off) by the Administrative Agent or any Lender on account of amounts outstanding under any of the Loan Documents or in respect of any Collateral shall be paid over or delivered as follows: first, to the fees, indemnities and reimbursable expenses of the Administrative Agent, the Swingline Lender and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full, allocated pro rata in accordance with the respective unpaid fees, indemnities and expenses; second, to the reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full, allocated pro rata among the Lenders based on their respective pro rata shares of the unpaid expenses; third, to accrued and unpaid interest and fees due and payable to the Lenders under the terms of this Agreement, until the same shall have been paid in full, allocated pro rata among the Lenders based on their respective pro rata shares of such unpaid interest and fees; fourth, to the aggregate outstanding principal amount of the Loans, the LC Exposure and the Net Mark-to-Market Exposure of Hedging Obligations incurred in connection with this Agreement, until the same shall have been paid in full, allocated pro rata among the Lenders and those Affiliates of Lenders that hold Net Mark-to-Market Exposure based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure and Net Mark-to-Market Exposure; provided, however, that all amounts allocated to the contingent LC Exposure pursuant to clause fourth shall be distributed to the Administrative Agent, rather than to any Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for such contingent LC Exposure, such account to be administered in accordance with Section 2.21(g). Notwithstanding anything to the contrary contained herein or in any other Loan Document, the net proceeds realized by the Administrative Agent upon a sale or other disposition of the Collateral of HEICO Aerospace Holdings Corp., or any part thereof, after deduction of the expenses of retaking, holding, preparing for sale, selling or the like, and reasonable attorneys' fees and other expenses incurred by the Administrative Agent shall be applied to payment of (or held as a reserve against) the Obligations, whether or not then due, and in such order of application as provided herein, notwithstanding the existence of any other security interests in the Collateral, subject to the provisions of Article 18 of that certain Shareholders Agreement dated as of October 30, 1997 by and among HEICO Aerospace Holdings Corp., the Borrower and Lufthansa Technik AG, as in effect on the date hereof, or as otherwise amended from time to time in a manner that is not adverse to the interests of the Lenders and the Administrative
Agent, if applicable and to the extent legally enforceable, and the Administrative Agent shall account to HEICO Aerospace Holdings Corp. for any surplus realized upon such sale or other disposition, after satisfaction of all creditors, and HEICO Aerospace Holdings Corp. shall remain liable for any deficiency.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT
                            ------------------------

              Section 9.1. Appointment of Administrative Agent.
                           ------------------------------------

              (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article IX shall apply to any such

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

sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

              (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this
Article IX included the Issuing Bank with respect to such acts or omissions  and
(ii) as  additionally provided  in this  Agreement with  respect to  the Issuing
Bank.

              Section 9.2. Nature of Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub
-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a "Default" or "Event of Default" hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to

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

be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

              Section 9.3. Lack of Reliance on the Administrative Agent. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

              Section 9.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

              Section 9.5. Reliance by Administrative Agent.  The Administrative
Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

              Section 9.6. The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", or
"Required  Lenders"  or any  similar  terms shall,  unless  the context  clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

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

              Section 9.7. Successor Administrative Agent.
                           -------------------------------

              (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

              (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

              Section 9.8. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

              Section 9.9. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the

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

Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.

              (a)  To  file  and prove  a  claim  for the  whole  amount  of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Issuing Bank and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, Issuing Bank and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

              (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

              (c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

              Section 9.10. Authorization to Execute other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.

              Section 9.11. Documentation Agent; Syndication Agent. Each Lender hereby designates Regions Bank and Wells Fargo Bank, National Association as Co -Documentation Agents and agrees that the Co-Documentation Agents shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party. Each Lender hereby designates JPMorgan Chase Bank, N.A. as Syndication Agent and agrees that the Syndication Agent shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party.

              Section  9.12.  Collateral  and  Guaranty  Matters.   The  Lenders
irrevocably authorize the Administrative Agent, at its option and in its discretion:

                       (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of all Revolving

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

Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (or the cash collateralization of such Letters of Credit on terms acceptable to the Administrative Agent and the Issuing Bank), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2; and

                       (b) to release any Loan Party from its obligations under the Subsidiary Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

             Section 10.1. Notices.
                           -------

             (a)  Written Notices.
                  ---------------

         (i) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              To the Borrower:         HEICO Corporation
                                       3000 Taft Street
                                       Hollywood, Florida 33021
                                       Attention:  Thomas S. Irwin
                                       Telecopy Number: (954) 987-8228

              With a copy to:          Akerman Senterfitt
                                       1 S.E. Third Avenue
                                       28th Floor
                                       Miami, Florida 33131
                                       Attention: Carl Roston, Esq.
                                       Telecopy Number: (305) 374-5095

              To the Administrative
              Agent or Swingline
              Lender:                  SunTrust Bank
                                       200 S. Orange Ave, 10th Floor
                                       Orlando, Fl. 32801
                                       Attention: William C. Barr, III
                                       Telecopy Number: 407-237-4076

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

              With a copy to:          SunTrust Bank
                                       Agency Services
                                       303 Peachtree Street, N. E./25th Floor
                                       Atlanta, Georgia 30308
                                       Attention: Ms. Dorris Folsom
                                       Telecopy Number: (404) 658-4906

              and

                                       King & Spalding LLP
                                       1180 Peachtree Street, N.E.
                                       Atlanta, Georgia 30309
                                       Attention: Carolyn Z. Alford
                                       Telecopy Number: (404) 572-5100

              To the Issuing Bank:     SunTrust Bank
                                       25 Park Place, N. E./Mail Code 3706
                                       16th Floor
                                       Atlanta, Georgia 30303
                                       Attention: Standby Letter of Credit Dept.
                                       Telecopy Number: (404) 588-8129

              To the Swingline
              Lender:                  SunTrust Bank
                                       Agency Services
                                       303 Peachtree Street, N.E./25th Floor
                                       Atlanta, Georgia 30308
                                       Attention: Ms. Dorris Folsom
                                       Telecopy Number: (404) 658-4906

              To any other Lender: the address set forth in the Administrative Questionnaire or the Assignment and Acceptance Agreement executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section 10.1.

              (ii) Any agreement of the Administrative Agent, the Issuing Bank or the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the

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

Borrower to give such notice and the Administrative Agent, the Issuing Bank and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank and the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank and the Lenders to be contained in any such telephonic or facsimile notice.

             (b)  Electronic Communications.
                  -------------------------

         (i) Notices  and other  communications to  the Lenders  and the Issuing
Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II unless such Lender, the Issuing Bank, as applicable, and Administrative Agent have agreed to receive notices under such Section by electronic communication and have agreed to the procedures governing such communications. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         (ii) Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

              Section 10.2. Waiver; Amendments.
                            -------------------

              (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective

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

unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

              (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall:
(i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby (except for such payments due pursuant to Section 2.11),
(iv) change Section 2.20(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement, without the written consent of each Lender; (vii) release all or substantially all Collateral (if any) securing any of the Obligations, without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or the Issuing Bank without the prior written consent of such Person. Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 10.3), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

              Section 10.3. Expenses; Indemnification.
                            -------------------------

              (a) The Borrower shall pay (i) all reasonable, documented, out-of -pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof

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

(whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable, documented, out-of -pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

              (b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the use by any Person of any information or materials obtained through Syndtrak or any other internet web sites used by the Administrative Agent to disseminate the information the Borrower is required to deliver to the Lenders pursuant to the Loan Documents, (iv) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, in each case so long as the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak or any other Internet or intranet website, except as a result of such

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

Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

              (c) The Borrower shall pay, and hold the Administrative Agent, the Issuing Bank and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any Collateral described therein, or any payments due thereunder, and save the Administrative Agent, the Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

              (d)  To the  extent that  the Borrower  fails to  pay any   amount
required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

              (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

              (f) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

              Section 10.4. Successors and Assigns.
                            -----------------------

              (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section,
(ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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

              (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans, and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

          (i)  Minimum Amounts.
               ----------------

          (A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

          (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

         (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned.

         (iii)  Required  Consents.   No  consent  shall  be  required  for  any
assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

         (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

         (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender with a Commitment; and

         (C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.

         (iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20 if such assignee is a Foreign Lender.

         (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         (vi) No  Assignment to  Natural Persons.   No such  assignment shall be
made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section
10.4. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

              (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the "Register").
Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, Administrative Agent shall serve as Company's agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub -agents and affiliates shall constitute "Indemnitees."

              (d) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank sell participations to any Person (other than a natural person, the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Issuing Bank and the Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

              (e) Any agreement or instrument  pursuant to which a Lender  sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.20(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.4 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender except to the extent such release is expressly provided under the terms of such guaranty agreement; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to paragraph (e) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18, and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.20 as though it were a Lender.

              (f) A Participant shall not be entitled to receive any greater payment under Section 2.17 and Section 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19(e) as though it were a Lender.

              (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank;

provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

              Section 10.5. Governing Law; Jurisdiction; Consent to Service of
                            --------------------------------------------------
Process.
-------

              (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida.

              (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States courts located within Broward County in the State of Florida, and of any state court of the State of Florida located in Broward County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

              (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 10.5 and brought in any court referred to in paragraph (b) of this Section 10.5. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

              Section 10.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B)

ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              Section 10.7. Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and the Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender or Issuing Bank.

              Section 10.8. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

              Section 10.9. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

              Section 10.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              Section 10.11. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to exercise its best efforts to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Borrower or any Subsidiary, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender including without limitation accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to any other party hereto, to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.11, to
(A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or similar transaction to which the Borrower or any of its Subsidiaries is a party, or (viii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. Each of the Administrative Agent, the Issuing Bank and the Lenders acknowledges that (a) the information may include material non -public information concerning the Borrower or a Subsidiary of the Borrower, as the case may be, (b) it has developed reasonable compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Requirements of Law, including United States Federal and state securities laws.

              Section 10.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate or the Overnight Foreign Currency Rate, as applicable, to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

              Section 10.13. Waiver of Effect of Corporate Seal. The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of law or regulation, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

              Section 10.14. Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

              Section 10.15. Currency Conversion. All payments under this Agreement or any other Loan Document shall be made in Dollars, except for Loans funded, or Reimbursement Obligations with respect to Letters of Credit issued, in Euros, which shall be repaid, including interest thereon, in Euros. If any payment by the Borrower or the proceeds of any collateral, shall be made in a currency other than the currency required hereunder, such amount shall be converted into the currency required hereunder at the rate determined by the Administrative Agent or the Issuing Bank, as applicable, as the rate quoted by it in accordance with methods customarily used by such Person for such or similar purposes as the spot rate for the purchase by such Person of the required currency with the currency of actual payment through its principal foreign exchange trading office (including, in the case of the Administrative Agent, any Affiliate) at approximately 11:00 A.M. (local time at such office) two Business Days prior to the effective date of such conversion, provided that the Administrative Agent or the Issuing Bank, as applicable, may obtain such spot rate from another financial institution actively engaged in foreign currency exchange if the Administrative Agent or the Issuing Bank, as applicable, does not then have a spot rate for the required currency. The parties hereto hereby agree, to the fullest extent that they may effectively do so under applicable law, that (i) if for the purposes of obtaining any judgment or award it becomes necessary to convert from any currency other than the currency required hereunder into the currency required hereunder any amount in connection with the Obligations, then the conversion shall be made as provided above on the Business Day before the day on which the judgment or award is given, (ii) in the event that there is a change in the applicable conversion rate prevailing between the Business Day before the day on which the judgment or award is given and the date of payment, the Borrower will pay to the Administrative Agent, for the benefit of the Lenders, such additional amounts (if any) as may be necessary, and the Administrative Agent, on behalf of the Lenders, will pay to the Borrower such excess amounts (if any) as result from such change in the rate of exchange, to assure that the amount paid on such date is the amount in such other currency, which when converted at the conversion rate described herein on the date of payment, is the amount then due in the currency required hereunder, and (iii) any amount due from the Borrower under this Section 10.15 shall be due as a separate debt and shall not be affected by judgment or award being obtained for any other sum due.

              Section 10.16.  Exchange Rates.
                              --------------

              (a) Determination  of Exchange  Rates.  Not  later than  2:00 P.M.
(London time) on each Calculation Date or upon the occurrence of an Event of Default, if any Letters of Credit are outstanding on such date in Euros, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to Euros and (ii) give notice thereof to the Lenders and the Borrower. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date or upon the occurrence of an Event of Default (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.15 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in determining the Dollar Equivalent of any amounts of Euros.

              (b) Notice of Foreign Currency Loans and Letters of Credit. Not later than 2:00 P.M. (London time) on each Reset Date and each date on which Loans and/or Letters of Credit denominated in Euros are made or issued, if any such Loans and/or Letters of Credit are outstanding on such date, the Administrative Agent shall (i) determine the Dollar Equivalent of the aggregate principal amounts of the Loans and Letters of Credit denominated in Euros and
(ii) notify the Lenders and the Borrower of the results of such determination.

                  (remainder of page left intentionally blank)

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    HEICO CORPORATION

                                    By /s/ Thomas S. Irwin
                                      ---------------------------------------
                                      Name:   Thomas S. Irwin
                                      Title:  Executive Vice President,
                                      Chief Financial Officer and Treasurer

                        [SIGNATURE PAGE TO SECOND AMENDED
                    AND RESTATED REVOLVING CREDIT AGREEMENT]

                                    SUNTRUST BANK,
                                    as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

                                    By /s/ Robert Maddox
                                      ---------------------------------------
                                      Name:  Robert Maddox
                                      Title: Director

                                    JPMORGAN CHASE BANK, N.A., as
                                    Syndication Agent and as a Lender

                                    By /s/ Robert P. Carswell
                                      ---------------------------------------
                                      Name:  Robert P. Carswell
                                      Title: Vice President

                        [SIGNATURE PAGE TO SECOND AMENDED
                    AND RESTATED REVOLVING CREDIT AGREEMENT]

                                    REGIONS BANK, as
                                    Co-Documentation Agent and as a Lender

                                    By /s/ Stephen Hanas
                                      ---------------------------------------
                                      Name:  Stephen Hanas
                                      Title: Senior Vice President

                        [SIGNATURE PAGE TO SECOND AMENDED
                    AND RESTATED REVOLVING CREDIT AGREEMENT]

                                    WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION, as Co-Documentation Agent
                                    and as a Lender

                                    By /s/ David Matter
                                      ---------------------------------------
                                      Name:  David Matter
                                      Title: Regional Vice President

                        [SIGNATURE PAGE TO SECOND AMENDED
                    AND RESTATED REVOLVING CREDIT AGREEMENT]

                                    THE NORTHERN TRUST COMPANY, as a
                                    Lender

                                    By /s/ Rick J. Gomez
                                      ---------------------------------------
                                      Name:  Rick J. Gomez
                                      Title: Second Vice President

                        [SIGNATURE PAGE TO SECOND AMENDED
                    AND RESTATED REVOLVING CREDIT AGREEMENT]

                                    BANK OF AMERICA, N.A., as a Lender

                                    By /s/ Kenneth Beck
                                      ---------------------------------------
                                      Name:  Kenneth Beck
                                      Title: Senior Vice President

                        [SIGNATURE PAGE TO SECOND AMENDED
                    AND RESTATED REVOLVING CREDIT AGREEMENT]

                                    HSBC BANK USA, NATIONAL
                                    ASSOCIATION, as a Lender

                                    By /s/ Tim Shaw
                                      ---------------------------------------
                                      Name:  Tim Shaw
                                      Title: Vice President

                        [SIGNATURE PAGE TO SECOND AMENDED
                    AND RESTATED REVOLVING CREDIT AGREEMENT]

                                    WACHOVIA BANK, NATIONAL
                                    ASSOCIATION, as a Lender

                                    By /s/ William C. Davies, Jr.
                                      ---------------------------------------
                                      Name:  William C. Davies, Jr.
                                      Title: Senior Vice President

                        [SIGNATURE PAGE TO SECOND AMENDED
                    AND RESTATED REVOLVING CREDIT AGREEMENT]

                                    MERCANTIL COMMERCEBANK, as a
                                    Lender

                                    By /s/ Alan Hills
                                      ---------------------------------------
                                      Name:  Alan Hills
                                      Title: Senior Vice President

                        [SIGNATURE PAGE TO SECOND AMENDED
                    AND RESTATED REVOLVING CREDIT AGREEMENT]

                                   Schedule I

           APPLICABLE MARGIN AND APPLICABLE COMMITMENT FEE PERCENTAGE
           ----------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Level         Total Funded Debt to               Applicable Margin for               Applicable               Applicable
                  EBITDA Ratio                      LIBOR Advances                Margin for Base             Commitment
                                                                                   Rate Advances            Fee Percentage
-----------------------------------------------------------------------------------------------------------------------------
   I              < 1.00:1.00                           0.625%                         0.00%                    0.125%
-----------------------------------------------------------------------------------------------------------------------------
  II          >= 1.00:1.00 but <                        0.750%                         0.00%                    0.150%
                   1.50:1.00
-----------------------------------------------------------------------------------------------------------------------------
 III          >= 1.50:1.00 but <                        0.875%                         0.00%                    0.175%
                   2.00:1.00
-----------------------------------------------------------------------------------------------------------------------------
  IV          >= 2.00:1.00 but <                         1.00%                         0.00%                     0.20%
                   2.50:1.00
-----------------------------------------------------------------------------------------------------------------------------
   V          >= 2.50:1.00 but <                         1.25%                         0.00%                     0.25%
                   3.00:1.00
-----------------------------------------------------------------------------------------------------------------------------
  VI          >= 3.00:1.00 but <                         1.50%                         0.00%                    0.275%
                   3.50:1.00
-----------------------------------------------------------------------------------------------------------------------------
 VII          >= 3.50:1.00 but <                         1.75%                         0.00%                     0.30%
                   4.00:1.00
-----------------------------------------------------------------------------------------------------------------------------
VIII            >= 4.00:1.00                             2.25%                         0.00%                     0.35%
-----------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT A

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                   -------------------------------------------

                                                           [Date to be supplied]

     Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of May __, 2008 (as amended and in effect on the date hereof, the "Credit Agreement"), among HEICO Corporation, a Florida corporation, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as Administrative Agent for the Lenders, Issuing Bank and Swingline Lender. Terms defined in the Credit Agreement are used herein with the same meanings.

     The [name of assignor] (the "Assignor") hereby sells and assigns, without recourse, to [name of assignee] (the "Assignee"), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Term Loan of the Assignor on the Assignment Date and the Revolving Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in the LC Exposure and the Swingline Exposure of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

     This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.19(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 10.4(b) of the Credit Agreement.

     The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

     The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date, unless otherwise agreed in writing by the Administrative Agent.

     This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Florida.

     Assignment Date:

     Legal Name of Assignor:

     Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment:
("Effective Date"):

                                                  Percentage Assigned of
                                               Revolving  Commitment (set
                                              forth, to at least 8 decimals, as
                                               a percentage of the aggregate
                        Principal Amount      Revolving Commitments of all
        Facility           Assigned                Lenders  thereunder)
        --------        ----------------      ----------------------------------

    Revolving Loans:    $                     %

The terms set forth above are hereby agreed to:

                                              [Name of Assignor], as Assignor

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              [Name of Assignee], as Assignee

                                              By: ______________________________
                                                  Name:
                                                  Title:

The undersigned hereby consents to the within assignment:(1)

HEICO Corporation,                            SunTrust Bank, as
a Florida corporation                         Administrative Agent:

By: ______________________________            By: ______________________________
     Name:                                        Name:
     Title:                                       Title:

--------------------
(1) Consents to be included to the extent required by Section 10.4(b) of the Credit Agreement.

                                    EXHIBIT B

                            FORM OF PLEDGE AGREEMENT
                            ------------------------

    THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of [Date], by and among HEICO Corporation, a Florida corporation (the "Borrower"), the subsidiaries of the Borrower signatory hereto and each other subsidiary of the Borrower hereafter a party hereto (each a "Subsidiary Pledgor" and collectively, the "Subsidiaries Pledgors"; Borrower, each Subsidiary Pledgor and each other Subsidiary hereafter becoming a party hereto shall be collectively known as the "Pledgors", and individually as "Pledgor"), in favor of SUNTRUST BANK, a Georgia banking corporation, as administrative agent (the "Administrative Agent"), on its behalf and on behalf of the other banks and lending institutions (the "Lenders") from time to time party to the Second Amended and Restated Revolving Credit Agreement, dated as of May __, 2008, by and among the Borrower, the Lenders, the Administrative Agent, and SunTrust Bank, as Issuing Bank and as Swingline Lender (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - --

    WHEREAS, pursuant to the Credit Agreement, the Lenders have established a revolving credit facility in favor of the Borrower;

    WHEREAS, pursuant to the Credit Agreement, each Pledgor is required to enter into this Pledge Agreement following the Pledge Agreement Date to secure Obligations, and each Pledgor wishes to fulfill said requirement;

    WHEREAS, the Pledgors are the record and beneficial owners of all of the issued and outstanding shares of common stock listed on Part A of Schedule I attached hereto (the "Pledged Shares") and are the record and beneficial owners of all membership interests listed on Part B of Schedule I attached hereto (the "Pledged Membership Interests"); and

    NOW, THEREFORE, in order to induce Lenders to extend the Loans and the Issuing Bank to issue Letters of Credit and to make the financial accommodations as provided for in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Section 1.   Defined Terms.   All capitalized  terms used  but not otherwise
defined herein have the meanings given to them in the Credit Agreement.

    Section 2. Pledge. Each Pledgor hereby pledges to the Administrative Agent, for its benefit and the benefit of Lenders (the Administrative Agent and Lenders are collectively referred to herein as the "Secured Parties" and each a "Secured Party") and grants to the Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in all of such Pledgor's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Pledgor (collectively, the "Pledged Collateral"); provided, however, the Pledged Collateral shall not include more than 65% of the issued and outstanding equity interests in any Foreign Subsidiary:

         (a) The Pledged Shares, Pledged Membership Interests and the certificates representing the Pledged Shares and any Pledged Membership Interests, and, except as expressly provided for in Section 8 hereof, all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares and the Pledged Membership Interests;

         (b) Any stock or other securities acquired by any Pledgor or such Pledgor's designees with respect to, incident to or in lieu of the Pledged Shares or with respect to, incident to or in lieu of the Pledged Collateral (x) due to any dividend, stock-split, stock dividend or distribution on dissolution, or partial or total liquidation, or for any other reason, (y) in connection with a reduction of capital, capital surplus or paid-in-surplus or (z) in connection with any spin-off, split-off, reclassification, readjustment, merger, consolidation, sale of assets, combination of shares or any other plan of distribution affecting of the those companies listed on Schedule I;

         (c) Any subscription or other rights or options issued in connection with the Pledged Shares, and, if exercised by any Pledgor, all new shares or other securities so acquired by such Pledgor, which shall promptly be assigned and delivered to the Administrative Agent and held under the terms of this Pledge Agreement in the same manner as the Pledged Shares originally pledged hereunder;

         (d) Any and all proceeds, monies, income and benefits arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable or distributable with respect to, all or any of the Pledged Shares or other securities and rights and interests described in this Section 2, except as expressly provided for in Section 8 hereof; and

         (e) Any rights or interests of Pledgor as a member in each limited liability company listed on Part B of Schedule I (the "LLCs"), whether now owned or hereafter acquired, including all rights granted under the limited liability company agreements of such LLCs.

    Notwithstanding any contrary provisions herein, this Agreement shall be subject in all respects to the terms and conditions of (i) the Shareholders Agreement, dated as of October 30, 1997, among HEICO Aerospace Holdings Corp., HEICO Aerospace Corporation all of the shareholders of HEICO Aerospace Holdings Corp. (the "HEICO Aerospace JV Agreement"), (ii) the Limited Liability Company Agreement of Parts Advantage, LLC, dated as of March 1, 2001, between HEICO Aerospace Holdings Corp. and PMA Investment Subsidiary, Inc. (the "Parts Advantage JV Agreement"), (iii) the Shareholders' Agreement dated as of September 9, 2005 by and among HEICO Electronic Technologies Corp, the other shareholders set forth on Appendix I thereto and HVT Group, Inc, a Delaware corporation (the "HVT JV Agreement"); the Amended and Restated Limited Liability Company Agreement of Seal Dynamics LLC effective as of November 1, 2005 among HEICO Aerospace Holdings Corp., DJS holdings Inc. and PTR Capital LLC (the "Seal Dynamics JV Agreement"), the Limited Liability Company Agreement of Sierra Microwave Technology, LLC effective December 4, 2003 between HEICO Electronic

Technologies Corp and Sierra Microwave Technology, Inc. (the "Sierra Microwave Technology JV Agreement"), the Operating Agreement of Sunshine Avionics LLC effective February 8, 2008 between HEICO Aerospace Holdings Corp., and Sunshine Avionics Corp. (the "Sunshine Avionics JV Agreement"), the Limited Liability Company Agreement of Prime Air Acquisition LLC effective as of September 21, 2006 between HEICO Aerospace Holdings Corp. and Prime Air, Inc. (the "Prime Air JV Agreement") and (iv) the Stock Option Agreement, dated as of October 12, 2001, between Aviation Facilities, Inc. and AFI Acquisition Corp. (together with the HEICO Aerospace JV Agreement, the Parts Advantage JV Agreement, the HVT JV Agreement, the Seal Dynamics JV Agreement, the Sierra Microwave Technology JV Agreement, the Sunshine Avionics JV Agreement and the Prime Air JV Agreement, the "JV Agreements"). In the event of any conflict or inconsistency between any provisions of this Agreement and any provisions of the JV Agreements, the provisions of the JV Agreements shall control.

    Section 3. Security For Secured Obligations. This Pledge Agreement and the Pledged Collateral secure the prompt payment, in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations, including without limitation (i) all Obligations of Borrower under the Credit Agreement and the other Loan Documents (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise),
(ii) with respect to the Subsidiary Pledgors, all obligations of each such Subsidiary Pledgor under the Subsidiary Guaranty Agreement and all other Loan Documents to which such Pledgor is a party to (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise), (iii) all renewals, extensions, refinancings and modifications thereof, and (iv) all interest, charges, expenses, fees, reasonable attorneys' fees and other sums required to be paid by any Pledgor under the Credit Agreement, under this Pledge Agreement or under any of the other Loan Documents (collectively, the "Secured Obligations").

    Section 4. Delivery Of Pledged Collateral. All certificates representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto. All Pledged Shares and certificated Pledged Membership Interests shall be accompanied by duly executed, undated instruments of transfer or assignment endorsed in blank, all in form and substance satisfactory to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Shares and Pledged Membership Interests. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares and Pledged Membership Interests for certificates or instruments of smaller or larger denominations for any purpose consistent with this Agreement.

    Section 5. Representations and Warranties. Each Pledgor represents and warrants to the Secured Parties as follows:

         (a) Each Pledgor is, and at the time of delivery of the Pledged Shares and Pledged Membership Interests to the Administrative Agent pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged by such Pledgor, free and clear of any Lien thereon or affecting the title thereto except for the security interest granted hereunder and the Liens expressly permitted in Section 7.2 of the Credit Agreement.

         (b) All of the Pledged Shares and Pledged Membership Interests have been duly authorized, validly issued and are fully paid and non-assessable and all documentary, stamp, or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid and will be hereafter paid by each Pledgor as same becomes due and payable.

         (c) No dispute, counterclaim or defense exists with respect to all or any part of the Pledged Collateral.

         (d) Each Pledgor has the requisite corporate or limited liability company authority to pledge, assign, transfer, deliver, deposit and set over its Pledged Collateral to the Administrative Agent as provided herein.

         (e) There are no restrictions, other than applicable laws and regulations affecting the offering and sales of securities generally, upon the transfer, hypothecation or pledge of any of the Pledged Collateral, except for such restrictions that have been waived and except as set forth in the JV Agreements.

         (f) None of the Pledged Shares or Pledged Membership Interests have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

         (g) Part A of Schedule I hereto lists the authorized shares of common stock, the par value thereof and the number of issued and outstanding shares of common stock of each issuer of Pledged Shares. As of the date hereof, except as provided in the JV Agreements, (i) no subscription, warrant, option or other rights to purchase or acquire any shares of any class of capital stock of any issuer of Pledged Shares is authorized and outstanding, and (ii) there is no commitment by any issuer of Pledged Shares to issue any such shares, warrants, options or other such rights or securities.

         (h) Part B of Schedule I hereto lists all of the issued and outstanding membership interests of each issuer of Pledged Membership Interests. As of the date hereof, except as provided in the JV Agreements and as disclosed in Borrower's Securities and Exchange Commission filings, (i) no subscription, warrant, option or other rights to purchase or acquire any membership interests of any issuer of Pledged Membership Interests is authorized and outstanding, and
(ii) there is no commitment by any issuer of Pledged Membership Interests to issue any such warrants, options or other such rights or securities.

         (i) The pledge by each Pledgor of its Pledged Collateral is not in contravention of any law or of any agreement to which such Pledgor is party or by which such Pledgor is otherwise bound, and except as already obtained and except as provided in the JV Agreements, no consent, approval, authorization or other order of, or other action by, any Person or notice to or filing with, any Person is required (x) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by such Pledgor (except filing of financing statements under the Uniform Commercial Code may be required to perfect the Administrative Agent's Lien in certain of the Pledged Collateral) or (y) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

         (j) The pledge, assignment and delivery of the Pledged Collateral together with duly executed, undated instruments of transfer or assignment endorsed in blank pursuant to this Pledge Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations and no filing or other action is necessary to perfect or protect such security interest, except that (i) the filing of a financing statement, the taking of possession or some other action may be required under Section 9-315 of the Uniform Commercial Code as in effect in the State of Florida (the "UCC") to perfect a security interest in certain proceeds of the Pledged Collateral that do not constitute Pledged Shares or other securities or instruments and (ii) the filing of a financing statement under Sections 9-312 and 9-314 of the UCC may be required to perfect a security interest in any Pledged Collateral that constitutes "investment property" (other than the Pledged Shares) with respect to which the Administrative Agent does not have "control" (as such terms are defined in the UCC), including, without limitation, any Pledged Membership Interests which are uncertificated.

         (k) All of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, are incorporated herein by this reference and deemed to be made herein by each Pledgor for purposes of this Pledge Agreement.

         (l) This Pledge Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

    The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Pledge Agreement.

    Section 6. Covenants. Each Pledgor covenants and agrees that from and after the date of this Pledge Agreement and until the payment and performance in full of all of the Secured Obligations of such Pledgor:

         (a) Without the prior written consent of the Administrative Agent or except as permitted by the Credit Agreement, such Pledgor shall not sell, assign, transfer, pledge or otherwise encumber any of its rights in or to its Pledged Collateral or any unpaid dividends or other distributions or payments with respect thereto except pursuant to this Pledge Agreement.

         (b) Without the prior written consent of the Administrative Agent or except as permitted by the Credit Agreement, and except as provided in the JV Agreements, such Pledgor will not cause or permit any issuer of Pledged Shares or Pledged Membership Interests to issue or grant any warrants, stock options of any nature or other instruments convertible into membership interests or shares of any class of capital stock or additional membership interests or shares of capital stock or sell or transfer any membership interests or treasury stock.

         (c) Such Pledgor will, at its own cost and expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Administrative Agent from time to time may request in order to perfect and protect the Lien granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.

         (d) Such Pledgor has and will, at its own cost and expense, defend the title to its Pledged Collateral and the Liens of the Administrative Agent thereon against the claim of any Person (other than the Administrative Agent) and will maintain and preserve such Liens.

         (e) Such Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon its Pledged Collateral before the same become delinquent or become Liens upon any of its Pledged Collateral except where the same may be contested in good faith by appropriate proceedings and as to which adequate reserves have been provided and except to the extent such failure could not reasonably be expected to have a Material Adverse Effect.

    Section 7. Adjustments and Distributions Concerning Pledged Collateral. Should the Pledged Collateral, or any part thereof, ever be converted in any manner by any Pledgor into another type of property or any money or other proceeds ever be paid or delivered to any Pledgor as a result of such Pledgor's rights in the Pledged Collateral, then in any such event (except as expressly provided in Section 8 hereof), all such property, money and other proceeds shall promptly be and become part of the Pledged Collateral, and each Pledgor covenants and agrees to forthwith pay and deliver all money so received to the Administrative Agent, for the benefit of the Secured Parties, as Pledged Collateral hereunder in accordance with the provisions of the Credit Agreement; and, if the Administrative Agent deems it necessary and so requests, to properly endorse, assign or transfer any and all such other proceeds to the Administrative Agent and to deliver to the Administrative Agent any and all such other proceeds which require perfection by possession under the UCC. With respect to any of such property of a kind requiring an additional security agreement, financing statement or other writing to perfect a security interest therein in favor of the Administrative Agent, each Pledgor will forthwith execute and deliver to the Administrative Agent, or cause to be executed and delivered to the Administrative Agent, whatever documents or instruments the Administrative Agent shall deem necessary or proper for such purposes.

    Section 8.  Pledgors' Rights; Termination Of Rights.
                ----------------------------------------

         (a) As long as no Event of Default shall have occurred and be continuing:

              (i) Each Pledgor shall have the right, from time to time, to vote and give consents with respect to its Pledged Collateral or any part thereof for all purposes permitted by the Credit Agreement or any other Loan Documents; provided, that, without limitation of the foregoing, no vote shall be cast, and no consent shall be given or action taken by any Pledgor without the prior written consent of the Administrative Agent that would authorize or effect (except if and to the extent expressly permitted by the Credit Agreement): (A) the issuance of any additional shares of capital stock or membership interests thereof, unless all such additional shares of capital stock or membership interests issued to Pledgor are pledged to the Administrative Agent in accordance with the terms hereof, or (B) the alteration of the voting rights with respect to the capital stock or membership interests of any issuer of the Pledged Collateral in a manner adverse to the Administrative Agent;

              (ii) Each Pledgor shall be entitled, from time to time, to collect and receive for its own use all dividends, distributions and other amounts paid in respect of its Pledged Collateral to the extent not in violation of the Credit Agreement other than any and all dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of its Pledged Collateral; provided, that until actually paid all rights to such dividends shall remain subject to the Lien created by this Pledge Agreement.

         (b) All dividends (other than such cash dividends and other distributions as are permitted to be paid to the Pledgors in accordance with
Section 8(a)(ii) above and except as otherwise provided in the Credit Agreement) and all other distributions in respect of any of the Pledged Shares or Pledged Membership Interests, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered promptly to the Administrative Agent as Pledged Collateral of such Pledgor in the same form as so received (with any necessary endorsement or assignment).

         (c) Upon the occurrence of an Event of Default and during the continuation thereof, all of Pledgors' rights to exercise voting and other consensual rights pursuant to Section 8(a)(i) hereof and all of Pledgors' rights to receive any cash dividends and distributions pursuant to Section 8(a)(ii) hereof shall cease and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Secured Parties, who shall have the sole and exclusive right to exercise the voting and other consensual rights which the Pledgors would otherwise be authorized to exercise pursuant to Section 8(a)(i) hereof and to receive and retain the dividends and distributions which the Pledgors would otherwise be authorized to receive and retain pursuant to
Section 8(a)(ii) hereof. Upon the occurrence of an Event of Default and during the continuation thereof, each Pledgor shall pay over to the Administrative Agent, for the benefit of the Secured Parties, any dividends received by such Pledgor with respect to its Pledged Collateral and any and all money and other property paid over to or received by the Administrative Agent shall be retained by the Administrative Agent, for the benefit of the Secured Parties, as Pledged Collateral hereunder and shall be applied in accordance with the terms of the Credit Agreement.

    Section 9. Default. The Pledgors shall be in default under this Pledge Agreement upon the occurrence of an "Event of Default" as defined in the Credit Agreement (hereinafter referred to as an "Event of Default").

    Section 10.  Remedies Upon An Event Of Default.
                 ----------------------------------

         (a) Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may exercise all rights of a secured party under the UCC (whether or not the UCC applies to the affected collateral). In addition, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exercise the voting rights with respect thereto, collect and receive all cash dividends and other distributions made thereon, sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the legal and record owner thereof. Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent, for the benefit of the Secured Parties, as the proxy and attorney-in-fact of such Pledgor with respect to the Pledged Collateral, with full power of substitution to exercise any of the rights provided in the preceding sentence; provided, that the Administrative Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Administrative Agent's offices or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Administrative Agent may deem fair, and any Secured Party may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption, which each Pledgor hereby waives to the extent permitted by applicable law. Each sale shall be made to the highest bidder, but the Administrative Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Administrative Agent.

         (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Administrative Agent, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Administrative Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, that any sale or sales made after such postponement shall be after ten (10) days' notice from the Administrative Agent to any such Pledgor.

         (c) If, at any time that the Administrative Agent shall determine to exercise its rights to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (the "Act"), the Administrative Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable, but subject to the other requirements of this Section 9, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Administrative Agent in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale, (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof, and (iv) may place all or any part of the Pledged Collateral with an investment banking firm for private placement, which firm shall be entitled to purchase all or any part of the Pledged Collateral for its own account. If any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute), then the Administrative Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about any Pledgor or any of its subsidiaries so sold and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Administrative Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the UCC and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws. For the avoidance of doubt, nothing contained herein shall require any Pledgor to register any Pledged Collateral under the Act.

         (d) Each Pledgor acknowledges that, notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph (c), the Administrative Agent may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law). Each Pledgor, however, recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if each Pledgor would agree to do so.

         (e)  Any cash  held by the  Administrative Agent as  Pledged Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 14 hereof) in whole or in part by the Administrative Agent for the benefit of the Secured Parties in their individual and various agency capacities and any other holder of any Secured Obligations against, all or any part of the Secured Obligations in accordance with the terms hereof. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus.

         (f) Each Pledgor agrees that following the occurrence and during the continuation of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers, or remedies. No failure or delay on the part of the Administrative Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by the Administrative Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Administrative Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Pledgor in any respect. Each Pledgor waives all claims, damages and demands against the Administrative Agent arising out of the repossession, retention or sale of the Pledged Collateral.

    Section 11. Power Of Attorney. Each Pledgor appoints the Administrative Agent, or any other Person whom the Administrative Agent may designate, as each Pledgor's true and lawful attorney-in-fact, with, upon the occurrence and during the continuance of an Event of Default, power to endorse each Pledgor's name on any checks, notes, acceptances, money orders, drafts or other form of payment or security representing a portion of the Pledged Collateral that may come into the Administrative Agent's possession and to do all things necessary to carry out the terms of this Pledge Agreement. Each Pledgor ratifies and approves all such acts of such attorney-in-fact. Neither the Administrative Agent nor any other Person designated by the Administrative Agent as attorney-in-fact hereunder will be liable for any acts or omissions, nor for any errors of judgment or mistakes of fact or law, except to the extent that such acts, omission, errors, or mistakes, with respect to the Administrative Agent, result from gross negligence or willful misconduct by the Administrative Agent. This power, coupled with an interest, is irrevocable until the payment if full of all Secured Obligations of each Pledgor.

    Section 12. Administrative Agent's Right To Take Action. In the event that any Pledgor fails or refuses promptly to perform any of its obligations set forth herein, including, without limitation, its obligation pursuant to Section 6(e) hereof to pay taxes, assessments and other charges levied, assessed or imposed on the Pledged Collateral, or otherwise fails or refuses to pay any amount necessary for the preservation and protection of the Pledged Collateral, the Administrative Agent shall have the right, without obligation, to do all things it deems necessary or advisable to discharge the same (including, without limitation, to pay any such taxes, assessments, charges or other sums, together with interest and penalties thereon) and any sums paid by the Administrative Agent, or the cost thereof, including, without limitation, attorneys' fees, shall be reimbursed by the Pledgors, to the Administrative Agent on demand and, until so reimbursed, shall bear interest at the highest rate chargeable under
Section 2.14(c) of the Credit Agreement.

    Section 13.  Intentionally Omitted.
                 ----------------------

    Section 14.  Expenses.  The Pledgors  shall, jointly and severally, pay  all reasonable and customary out-of-pocket costs, expenses, taxes and fees (i) incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Pledge Agreement and all certificates, opinions and other documents relating to these transactions, including, without limitation, the reasonable disbursements and professional fees of King & Spalding LLP, counsel to the Administrative Agent, in all cases whether or not the transaction contemplated hereby shall be consummated; (ii) incurred by the Administrative Agent in connection with the perfection, registration, maintenance, administration, custody and preservation of the Pledged Collateral, including, without limitation, with respect to any and all stamp, intangible or other taxes that may be payable or determined in the future to be payable in connection with this Pledge Agreement and all other documents executed or delivered in connection herewith, and relating to releases and consents; and (iii) incurred by any of the Secured Parties in connection with or after the occurrence of any Event of Default, including, without limitation, in connection with (a) the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Secured Parties, (b) the negotiation of any restructuring or workout transaction, and the preparation, execution and delivery of any documents prepared in connection therewith, and (c) enforcement or foreclosure with respect to this Pledge Agreement, in all such cases such costs, expenses, taxes and fees shall include, without limitation, the disbursements and reasonable professional fees actually incurred of counsel to any Secured Party. To the extent that any such fees and expenses are subject to value added taxes, such taxes will be paid by the Pledgors. To the extent reimbursement is sought pursuant to this Section 14 or any other document executed pursuant hereto, the Secured Parties shall submit to the Pledgors a statement of expenses to be paid by the Pledgors. Such expenses shall be due and payable within thirty (30) days of the date of the original statement to the extent that such Secured Party is entitled to such reimbursement.

    Section 15. Indemnity. The Pledgors, jointly and severally, will indemnify and hold harmless each of the Secured Parties and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, investigations, losses, damages, actions, and demands by any party against the Secured Parties or any of them resulting from any breach or alleged breach by any Pledgor of any representation or warranty made hereunder, or otherwise arising out of this Pledge Agreement, unless, with respect to any of the above, any of the Secured Parties are finally judicially determined to have acted or failed to act with gross negligence or willful misconduct. This Section 15 shall survive termination of this Pledge Agreement.

    Section 16. Limitation On the Administrative Agent's Duty In Respect Of Pledged Collateral. The Administrative Agent shall use reasonable care with respect to the Pledged Collateral in its possession or under its control. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged
Collateral or any income thereon, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Administrative Agent, or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.

    Section 17. Security Interest Absolute. All rights of the Administrative Agent and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

         (a)  any lack of validity or enforceability of the Loan Documents;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Pledgor or any of its Subsidiaries or otherwise;

         (c)  any   taking, exchange,  release  or non-perfection  of  any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

         (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Secured Obligations or any other assets of any Pledgor or any of its Subsidiaries;

         (e)   any  change,  restructuring  or  termination  of  the   corporate
structure or existence of any Pledgor or any of its Subsidiaries; or

         (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor or a third party pledgor.

    Section 18. Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

    Section 19. Successors And Assigns. This Pledge Agreement and all obligations of each Pledgor hereunder shall be binding upon the successors and assigns of such Pledgor (including any debtor-in-possession on behalf of such Pledgor) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Secured Parties, hereunder, inure to the benefit of the Administrative Agent, Lenders, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the
Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, hereunder. No Pledgor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Pledge Agreement.

    Section 20.  Waivers; Amendment.
                 -------------------

         (a) No failure or delay by any Secured Party of any kind in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and of the Secured Parties hereunder and of the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice in similar or other circumstances.

         (b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Pledgors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided below and in the Credit Agreement).

         (c) Notwithstanding an contrary provision herein the Administrative Agent may (but shall not be required to) waive any notice requirement herein.

    Section 21. Severability. Any provision of this Pledge Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    Section 22. Notices. All notices, requests and other communications to the Pledgors or Administrative Agent hereunder shall be delivered in the manner required by the Credit Agreement and shall be sufficiently given to Administrative Agent or any Pledgor if addressed or delivered to them at, in the case of the Administrative Agent and Borrower, its addresses and telecopier numbers specified in the Credit Agreement and in the case of any other Pledgor, at their respective addresses and telecopier numbers provided in the Subsidiary Guaranty Agreement. All such notices and communications shall be deemed to have been duly given at the times set forth in the Credit Agreement.

    Section 23. Counterparts; Integration. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Pledge Agreement constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.

    Section 24.  Governing Law; Jurisdiction; Consent to Service of Process.
                 ----------------------------------------------------------

         (a) This Pledge Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida.

         (b) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States courts located within Broward County in the State of Florida, and of any state court of the State of Florida located in Broward County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Pledge Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida state court or, to the extent permitted by applicable law, such Federal court. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Pledge Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Pledge Agreement against any Pledgor or its properties in the courts of any jurisdiction.

         (c) Each Pledgor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each Pledgor irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Pledge Agreement will affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law.

    Section 25. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    Section 26. Benefit of Secured Parties. All Liens granted or contemplated hereby shall be for the benefit of the Secured Parties, and all proceeds or payments realized from Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with Section 8.2 of the Credit Agreement.

    Section 27. Termination of this Pledge Agreement. No termination or cancellation (regardless of cause or procedure) of the Credit Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to (i) any transaction or event occurring prior to such termination or cancellation, (ii) the Pledged Collateral, or (iii) any Pledgor's undertakings, agreements, covenants, warranties and representations contained in this Pledge Agreement and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation until the payment and performance, in full, of all Secured Obligations of the Pledgors and the termination of all commitments to lend or issue letters of credit under the Credit Agreement. Subject to

Section 18 hereof, this Pledge Agreement and the security interests granted hereunder shall terminate when all of the Secured Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement. Upon such termination, Administrative Agent shall return all Pledged Collateral in its possession to the respective Pledgors and will, at the sole cost and expense of the Pledgors, execute such documents, without recourse or warranty, as Pledgors deem reasonably necessary to release any interests held by Administrative Agent or the Lenders in the Pledged Collateral.

    Section 28. Additional Pledged Collateral. In the event that the any Pledgor is required, under the terms of any Loan Document or otherwise, to pledge and hypothecate any Collateral after the Closing Date, such Pledgor shall pledge and hypothecate such Collateral, and be bound with respect to such Collateral by all of the terms and conditions hereof, by delivery to the Administrative Agent of an executed counterpart of a Supplement to Subsidiary Pledge Agreement in the form of Exhibit A attached hereto and, in such event, no amendment hereto or consent by the Administrative Agent or any other Lender shall be required to effectuate the same.

    Section  29.   Additional  Pledgors.  To  the  extent  required pursuant  to
Section 5.9(a) and Section 5.13 of the Credit Agreement, each Domestic Subsidiary that was not in existence on the date of the Credit Agreement and that owns Capital Stock in another Person is required to enter into this Pledge Agreement as a Pledgor upon becoming such a Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Domestic Subsidiary of an instrument in the form of Exhibit B, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder or of any Lender. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, each Pledgor has caused this Pledge Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                             HEICO CORPORATION

                                             By:  ______________________________
                                                  Thomas S. Irwin
                                                  ______________

                                             HEICO AEROSPACE HOLDINGS CORP.

                                             By:  ______________________________
                                                  Thomas S. Irwin
                                                  ______________

                                             AD HEICO ACQUISITION CORP.

                                             By:  ______________________________
                                                  Thomas S. Irwin
                                                  ______________

                                             HEICO ELECTRONIC TECHNOLOGIES CORP.

                                             By:  ______________________________
                                                  Thomas S. Irwin
                                                  ______________

                                             DEC TECHNOLOGIES, INC.

                                             By:  ______________________________
                                                  Thomas S. Irwin
                                                  ______________

                      [SIGNATURE PAGE TO PLEDGE AGREEMENT]

                                             LEADER TECH, INC.

                                             By:  ______________________________
                                                  Thomas S. Irwin
                                                  ______________

                                             HVT GROUP, INC.

                                             By:  ______________________________
                                                  Thomas S. Irwin
                                                  ______________

                                             JA ENGINEERING II CORP.

                                             By:  ______________________________
                                                  Thomas S. Irwin
                                                  ______________

                                             PRIME AIR, LLC

                                             By:  ______________________________
                                                  Thomas S. Irwin
                                                  ______________

                                             EMD ACQUISITION CORP.

                                             By:  ______________________________
                                                  Thomas S. Irwin
                                                  ______________

                      [SIGNATURE PAGE TO PLEDGE AGREEMENT]

Acknowledged and Agreed to:

SUNTRUST BANK,
as Administrative Agent

By: _______________________
Name:
Title:

                      [SIGNATURE PAGE TO PLEDGE AGREEMENT]

                                   Schedule I
                                       to
                                Pledge Agreement
                                ----------------

                                    Part A

                                 Percentage of
                                    Shares                     No. of Shares
                                  Issued and                      Issued
                              Outstanding owned               and Outstanding
   Name of        Place of      by Registered     Registered      owned by
 Corporation   Incorporation        Owner           Owner      Registered Owner
 -----------   -------------  ------------------  ----------  ----------------

                                     Part B

                                 Percentage of
                                   Membership
                                   Interests                     Membership
                                  Issued and                  Interests Issued
                                  Outstanding                  and Outstanding
                  Place of         owned by       Registered     owned by
Name of LLC    Organization    Registered Owner      Owner    Registered Owner
-----------    -------------  ------------------  ----------  ----------------

                                    EXHIBIT A
                                       to
                                Pledge Agreement
                                ----------------

             SUPPLEMENT TO PLEDGE AGREEMENT - ADDITIONAL COLLATERAL
             ------------------------------------------------------

         THIS SUPPLEMENT TO PLEDGE AGREEMENT - ADDITIONAL COLLATERAL (this "Supplement"), dated as of _____________ __, 200_, is executed by [NAME -- IN ALL CAPS], a [State] [Entity] (the "Supplement Pledgor"), in favor of SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the "Administrative Agent"), on its behalf and on behalf of the other banks and lending institutions (the "Lenders") from time to time party to the Second Amended and Restated Revolving Credit Agreement, dated as May __, 2008, by and among HEICO Corporation (the "Borrower"), the Lenders, the Administrative Agent, and SunTrust Bank, as Issuing Bank and as Swingline Lender (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"). Terms used herein but not defined herein shall have the meaning defined for those terms in the Pledge Agreement (as defined below).

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Borrower, and certain Subsidiaries of Borrower (the "Pledgors") are parties to that certain Pledge Agreement, dated as of [Date], by and among the Pledgors in favor the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement"), pursuant to which the Pledgors have pledged stock and membership interests to the Administrative Agent, for itself and the benefit of Lenders;

         WHEREAS, the Lenders have agreed to make Loans and the Issuing Bank has agreed to issue Letters of Credit to the Borrower on the terms and conditions contained therein;

         WHEREAS, it is a condition precedent to the continued extension of the Loans and the continued issuance of Letters of Credit under the Credit Agreement that the Supplement Pledgor grant to Administrative Agent a security interest in all of its Additional Pledged Collateral (as defined below), and the Supplement Pledgor wishes to fulfill said condition precedent;

         NOW, THEREFORE, in consideration of the premises and in order to ensure the compliance with the Credit Agreement, the Supplement Pledgor hereby agrees as follows:

         SECTION  1.  Additional  Pledge.   As  security  for  the  payment  and
performance of the Secured Obligations, the Supplement Pledgor hereby:

         (a) pledges, hypothecates, assigns, charges, mortgages, delivers, sets over, conveys and transfers to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Supplemental Pledgor's right, title and interest in and to:

        (i)     the  shares  of capital  stock  more  particularly described  in
    Schedule I hereto and the certificates, if any, evidencing such shares (the "Additional Pledged Shares") and all cash, instruments and other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Additional Pledged Shares;

        (ii) the membership interests more particularly described in Schedule II hereto and the certificates, if any, evidencing such membership interests (the "Additional Pledged Membership Interests") and all cash, instruments and other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Additional Pledged Membership Interests; and

        (iii) all other Pledged Collateral (as defined in the Pledge Agreement) relating to the Additional Pledged Shares, and the Additional Pledged Membership Interests (the items described in subsections (i), (ii) and (iii) above, collectively, the "Additional Pledged Collateral"; provided that the Additional Pledged Collateral shall not include more than 65% of the issued and outstanding equity interests of any Foreign Subsidiary); and

         (b) delivers to the Administrative Agent, for the benefit of the Secured Parties, all of the Supplement Pledgor's right, title and interest in and to the certificates and instruments, if any, evidencing the Additional Pledged Collateral, accompanied by instruments of transfer or assignment, duly executed in blank.

         SECTION 2. Representations and Warranties. The Supplement Pledgor hereby (a) represents and warrants that it is the legal and beneficial owner of the Additional Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by the Pledge Agreement as supplemented by this Supplement; and (b) restates each representation and warranty set forth in Section 5 of the Pledge Agreement, as supplemented by this Supplement, as of the date hereof with respect to the Additional Pledged Collateral.

         SECTION 3. Additional Pledged Collateral. By execution and delivery of this Supplement, the Additional Pledged Collateral shall become a part of the Pledged Collateral referred to in the Pledge Agreement and shall secure the Secured Obligations as if such Additional Pledged Collateral were Pledged Collateral on the Closing Date, and shall be subject to all of the terms and conditions governing Pledged Collateral under the Pledge Agreement. From and after the date hereof, Schedule I and Schedule II to the Pledge Agreement are hereby amended to add the Additional Pledged Collateral.

         SECTION 4. Binding Effect. This Supplement shall become effective when it shall have been executed by the Supplement Pledgor and thereafter shall be binding upon the Supplement Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Pledge Agreement. The Supplement Pledgor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 5. Governing Law; Terms. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

         SECTION 6. Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Supplement Pledgor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                           [NAME OF SUPPLEMENT PLEDGOR]

                                           By: _________________________________
                                               Name:
                                               Title:

                                   Schedule I
                                       to
             SUPPLEMENT TO PLEDGE AGREEMENT - ADDITIONAL COLLATERAL

                                   Schedule II
                                       to
             SUPPLEMENT TO PLEDGE AGREEMENT - ADDITIONAL COLLATERAL

                                    EXHIBIT B
                                       to
                                Pledge Agreement
                                ----------------

               SUPPLEMENT TO PLEDGE AGREEMENT - ADDITIONAL PLEDGOR

         THIS SUPPLEMENT TO PLEDGE AGREEMENT - ADDITIONAL PLEDGOR (this "Supplement"), dated as of _____________ __, 200_, is executed by [NAME - IN ALL CAPS], a [State] [Entity] (the "New Pledgor"), in favor of SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the "Administrative Agent"), on its behalf and on behalf of the other banks and lending institutions (the "Lenders") from time to time party to the Second Amended and Restated Revolving Credit Agreement, dated as of May __, 2008, by and among HEICO
Corporation (the "Borrower"), the Lenders, the Administrative Agent, and SunTrust Bank, as Issuing Bank and as Swingline Lender (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"). Terms used herein but not defined herein shall have the meaning defined for those terms in the Pledge Agreement (as defined below).

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Borrower, and certain Subsidiaries of Borrower (the "Pledgors") are parties to that certain Pledge Agreement, dated as of [Date], by and among the Pledgors in favor the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement"), pursuant to which the Pledgors have pledged stock and membership interests to the Administrative Agent, for itself and the benefit of Lenders;

         WHEREAS, the Lenders have agreed to make Loans and the Issuing Bank has agreed to issue Letters of Credit to the Borrower on the terms and conditions contained therein;

         WHEREAS, it is a condition precedent to the continued extension of the Loans and the continued issuance of Letters of Credit under the Credit Agreement that the New Pledgor grant to Administrative Agent a security interest in all of its Pledged Collateral (as defined below), and the New Pledgor wishes to fulfill said condition precedent;

         NOW, THEREFORE, in consideration of the premises and in order to ensure the compliance with the Credit Agreement, the New Pledgor hereby agrees as follows:

         SECTION 1. Pledge. As security for the payment and performance of the Secured Obligations, the New Pledgor hereby:

         (a) pledges, hypothecates, assigns, charges, mortgages, delivers, sets over, conveys and transfers to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of New Pledgor's right, title and interest in and to:

        (i)     the  shares  of capital  stock  more  particularly described  in
    Schedule I hereto and the certificates, if any, evidencing such shares (the "Pledged Shares") and all cash, instruments and other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Pledged Shares;

        (ii) the membership interests more particularly described in Schedule II hereto and the certificates, if any, evidencing such membership interests (the "Pledged Membership Interests") and all cash, instruments and other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Pledged Membership Interests; and

        (iv) all other collateral relating to the Pledged Shares and the Pledged Membership Interests (the items described in subsections (i), (ii) and (iii) above, collectively, the "Pledged Collateral"; provided that the Pledged Collateral shall not include more than 65% of the issued and outstanding equity interests of any Foreign Subsidiary); and

    (b) delivers to the Administrative Agent, for the benefit of the Secured Parties, all of New Pledgor's right, title and interest in and to the certificates and instruments, if any, evidencing the Pledged Collateral, accompanied by instruments of transfer or assignment, duly executed in blank.

         SECTION 2. Joinder. In accordance with Section 29 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby (i) agrees to all the terms and provisions of the Pledge Agreement applicable to it as Pledgor thereunder and
(ii) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. Each reference to a Pledgor in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

         SECTION 3. Representations and Warranties. The New Pledgor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and that each of this Supplement and the Pledge Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         SECTION 4. Binding Effect. This Supplement shall become effective when it shall have been executed by the New Pledgor and thereafter shall be binding upon the New Pledgor and shall inure to the benefit of the
Administrative Agent and the Lenders. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Pledge Agreement. The New Pledgor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 5. Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

         SECTION 6. Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 7. Notices to New Pledgor. All communications and notices hereunder shall be in writing and given as provided in Section 22 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

         IN WITNESS WHEREOF, the New Pledgor has duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

                                            [NAME OF NEW PLEDGOR]

                                            By  ________________________________
                                                Name:
                                                Title:
                                                Address:

                                   Schedule I
                                       to
               SUPPLEMENT TO PLEDGE AGREEMENT - ADDITIONAL PLEDGOR

                                   Schedule II
                                       to
               SUPPLEMENT TO PLEDGE AGREEMENT - ADDITIONAL PLEDGOR

                                    EXHIBIT C

                      FORM OF SUBSIDIARY GUARANTY AGREEMENT
                      -------------------------------------

    THIS SUBSIDIARY GUARANTY AGREEMENT (the "Agreement"), dated as of May __, 2008, by and among HEICO CORPORATION, a Florida corporation (the "Borrower"), each of the subsidiaries of the Borrower listed on Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (the "Administrative Agent") for the benefit of itself and the several banks and other financial institutions (the "Lenders") from time to time party to the Second Amended and Restated Revolving Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders, the Administrative Agent, and SunTrust Bank, as Issuing Bank and as Swingline Lender (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall the meanings assigned to such terms in the Credit Agreement).

                              W I T N E S S E T H:

    WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to establish a revolving credit facility in favor of the Borrower;

    WHEREAS, each of the Guarantors is a direct or indirect Subsidiary of the Borrower and will derive substantial benefit from the making of Loans by the Lenders and the issuance of Letters of Credit by the Issuing Bank; and

    WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders under the Credit Agreement that each Guarantor execute and deliver to the Administrative Agent a Subsidiary Guaranty Agreement in the form hereof, and each Guarantor wishes to fulfill said condition precedent;

    NOW, THEREFORE, in order to induce Lenders to extend the Loans and the Issuing Bank to issue Letters of Credit and to make the financial accommodations as provided for in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Section 1.  Guarantee.
                ----------

    Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations, including without limitation, (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents and (iii) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, arising under any Hedging Transaction entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Transaction was entered into, together with all renewals, extensions, modifications or refinancings of any of the foregoing (all the monetary and other obligations referred to in the preceding clauses (i) through (iii) being collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

    Section 2.  Obligations Not Waived.
                -----------------------

    To the fullest extent permitted by applicable law, each Guarantor waives presentment or protest to, demand of or payment from the other Loan Parties of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (iv) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Lender.

    Section 3.  Guarantee of Payment.
                ---------------------

    Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other Person.

    Section 4.  No Discharge or Diminishment of Guarantee.
                ------------------------------------------

    The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

    Section 5.  Defenses of Borrower Waived.
                ----------------------------

    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

    Section 6. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

    Section 7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of other Loan Parties' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the
Administrative Agent or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

    Section 8. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold to satisfy a claim of any Lender under this Agreement, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

    Section 9. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 6) that, in the event a payment shall be made by any other Guarantor under this Agreement or assets of any other Guarantor shall be sold to satisfy a claim of any Lender and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 8, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 9 shall be subrogated to the rights of such Claiming Guarantor under Section 8 to the extent of such payment.

    Section 10. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 8 and Section 9 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

    Section 11. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Agreement are true and correct.

    Section 12. Termination. The guarantees made hereunder (i) shall terminate when all the Guaranteed Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise. In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor's designee, at such Guarantor's expense, any documents or instruments, without representation (other than as to due authority) or recourse, which such
Guarantor shall reasonably request from time to time to evidence such termination and release.

    Section 13. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the Lenders, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

    Section 14.  Waivers; Amendment.
                 -------------------

    (a) No failure or delay of the Administrative Agent of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Guarantor on the one hand the and Administrative Agent or any holder of any Note on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder, under any other Loan Document or under any Hedging Document, or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights and of the Administrative Agent hereunder and of the Lenders under the other Loan Documents and the Hedging Documents, as applicable, are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

    Section 15.  Notices.
                 --------

    All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

    Section 16.  Severability.
                 -------------

    Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    Section 17.  Counterparts; Integration.
                 --------------------------

    This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 13), and shall become effective as provided in Section 13. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.

    Section 18.  Rules of Interpretation.
                 ------------------------

    The rules of interpretation specified in Section 1.5 of the Credit Agreement shall be applicable to this Agreement.

    Section 19.  Governing Law; Jurisdiction; Consent to Service of Process.
                 -----------------------------------------------------------

         (a) This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida.

         (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States courts located within Broward County of the State of Florida, and of any state court of the State of Florida located in Broward County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Hedging Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida state court or, to the extent permitted by applicable law, such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in the courts of any jurisdiction.

         (c) Each Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each Guarantor irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Agreement will affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law.

    Section 20.  Waiver of Jury Trial.
                 ---------------------

    EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A

TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY HEDGING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE HEDGING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    Section 21.  Additional Guarantors.
                 ----------------------

    Pursuant to Section 5.13 of the Credit Agreement, each Subsidiary that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

    Section 22.  Right of Setoff.
                 ----------------

    If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement, the other Loan Documents and the Hedging Documents held by such Lender, irrespective of whether or not such Person shall have made any demand under this Agreement, any other Loan Document or any Hedging Document and although such obligations may be unmatured. The rights of each Lender under this Section 22 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

    Section 23.  Savings Clause.
                 ---------------

    (a) It is the intent of each Guarantor and the Administrative Agent that each Guarantor's maximum obligations hereunder shall be, but not in excess of:

         (i) in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. [SEC][SEC]101 et seq. (the "Bankruptcy Code") on or within two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Administrative Agent or the Lenders) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

         (ii) in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Lenders) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

         (iii)  in a  case or proceeding  commenced by or  against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Lenders) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

    (b) The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Lenders) as may be determined in any case or proceeding shall hereinafter be referred to as the "Avoidance Provisions". To the extent set forth in Section 23(a)(i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed

Obligations (or any  other obligations of  such Guarantor to  the Administrative
Agent  or  the  Lenders),  as  so  reduced,  to  be  subject  to  avoidance   or
unenforceability under the Avoidance Provisions.

    (c) This Section 23 is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 23 as against the Administrative Agent or Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

                               (signatures follow)

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             HEICO CORPORATION

                                             By: _______________________________
                                                 Thomas S. Irwin
                                                 Executive Vice President, Chief
                                                 Financial Officer and Treasurer

                                             HEICO AEROSPACE HOLDINGS CORP.
                                             HEICO AEROSPACE CORPORATION
                                             JET AVION CORPORATION
                                             LPI INDUSTRIES CORPORATION
                                             AIRCRAFT TECHNOLOGY, INC.
                                             NORTHWINGS ACCESSORIES CORP.
                                             MCCLAIN INTERNATIONAL, INC.
                                             MCCLAIN PROPERTY CORP.
                                             ROGERS-DIERKS, INC.
                                             TURBINE KINETICS, INC.
                                             THERMAL STRUCTURES, INC.
                                             FUTURE AVIATION, INC.
                                             AVITECH ENGINEERING CORPORATION
                                             AVIATION FACILITIES, INC.
                                             HEICO AEROSPACE PARTS CORP.
                                             JETSEAL, INC.
                                             HEICO AEROSPACE C&A CORP.
                                             NIACC TECHNOLOGY, INC.
                                             HEICO ELECTRONIC TECHNOLOGIES CORP.
                                             RADIANT POWER CORP.
                                             LEADER TECH, INC.
                                             SANTA BARBARA INFRARED, INC.
                                             ANALOG MODULES, INC.
                                             INERTIAL AIRLINE SERVICES, INC.
                                             HEICO EAST CORPORATION
                                             CONNECTRONICS CORP.
                                             HNW 2 BUILDING CORP.
                                             JA ENGINEERING I CORP.
                                             JA ENGINEERING II CORP.
                                             SIERRA MICROWAVE TECHNOLOGY, LLC
                                             LUMINA POWER, INC.

                [SIGNATURE PAGE TO SUBSIDIARY GUARANTY AGREEMENT]

                                             By: _______________________________
                                                 Thomas S. Irwin
                                                 As Treasurer of each of the
                                                 above corporations

                                             HNW BUILDING CORP.
                                             ATK ACQUISITION CORP.
                                             AD HEICO ACQUISITION CORP.
                                             101 LUMMIS ROAD CORP.

                                             By: _______________________________
                                                 Thomas S. Irwin
                                                 As President and Treasurer of
                                                 each of the above corporations

                                             AERODESIGN, INC.

                                             By: _______________________________
                                                 Thomas S. Irwin
                                                 President

                                             By: _______________________________
                                                 Elizabeth R. Letendre
                                                 Secretary

                                             BATTERY SHOP, L.L.C.

                                        By: AD HEICO Acquisition Corp., its sole
                                            member

                                             By: _______________________________
                                                 Thomas S. Irwin
                                                 President and Treasurer

                [SIGNATURE PAGE TO SUBSIDIARY GUARANTY AGREEMENT]

SUNTRUST BANK, as
Administrative Agent

By: _______________________________
    Name:
    Title:

                [SIGNATURE PAGE TO SUBSIDIARY GUARANTY AGREEMENT]

                                SCHEDULE I TO THE
                          SUBSIDIARY GUARANTY AGREEMENT

                  Guarantor(s)                         Address
                  ------------                         -------

                                     ANNEX 1
                                       to

                          SUBSIDIARY GUARANTY AGREEMENT
                          -----------------------------

    SUPPLEMENT NO. ___ dated as of _____________, to the Subsidiary Guaranty Agreement, dated as of ____ __, ____ (the "Guaranty Agreement"), among HEICO CORPORATION, a Florida corporation (the "Borrower"), each of the subsidiaries of the Borrower listed on Schedule I thereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

    Reference is made to the Second Amended and Restated Revolving Credit Agreement, dated as of May __, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as Administrative Agent and issuing bank (in such capacity, the "Issuing Bank").

    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

    The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.13 of the Credit Agreement, each Subsidiary that was not in existence or not a Guarantor on the date of the Credit Agreement is required to enter into the Guaranty Agreement as a Guarantor upon becoming a Subsidiary.
Section 21 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

    Accordingly, the Administrative Agent and the New Guarantor agree as follows:

    Section 1.  Joinder.
                --------

    In accordance with Section 21 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (i) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

    Section 2.  Representations and Warranties.
                -------------------------------

    The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and that each of this Supplement and the Guaranty Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms , except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

    Section 3.  Binding Effect.
                ---------------

    This Supplement shall become effective when it shall have been executed by the New Guarantor and thereafter shall be binding upon the New Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Guaranty Agreement. The New Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

    Section 4.  Governing Law.
                --------------

    THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

    Section 5.  Execution in Counterparts.
                --------------------------

    This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    Section 6.  Notices to New Guarantor.
                -------------------------

    All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

                               (signatures follow)

    IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

                                             [NAME OF NEW GUARANTOR]

                                             By: _______________________________
                                                 Name:
                                                 Title:
                                                 Address:

                                             SUNTRUST BANK, as
                                             Administrative Agent

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                   EXHIBIT 2.3

                      FORM OF NOTICE OF REVOLVING BORROWING
                      -------------------------------------

                                     [Date]

SunTrust Bank,
as Administrative Agent
for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA  30308
Attention:  Agency Services

Ladies and Gentlemen:

    Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of May __, 2008 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent, Issuing Bank and Swingline Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

    (A) Currency: [Dollars] [Euros]

    (B) Aggregate principal amount of Revolving Borrowing(1):______________

    (C) Date of Revolving Borrowing  (which is a Business Day):____________

    (D) Interest Rate basis(2) :______________________

    (E) Interest Period(3):___________________________

    (F) Location and number of Borrower's account to which proceeds of Revolving Borrowing are to be disbursed:_______________________

---------------------
(1) With respect to Eurodollar Borrowing, not less than the Dollar Equivalent of $5,000,000 or a larger multiple of $1,000,000, and with respect to Base Rate Borrowing, not less that $1,000,000 or a larger multiple of $100,000.

(2) Eurodollar Borrowing or Base Rate Borrowing. For a Borrowing in Euros the Interest Rate basis must be a Eurodollar Borrowing.

(3) Which must comply with the definition of "Interest Period" and end not later than the Revolving Commitment Termination Date.

                                 Exhibit 2.3 - 1

    The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b), (c), and (d) of Section 3.2 of the Credit Agreement are satisfied.

                                             Very truly yours,

                                             HEICO CORPORATION

                                             By: _______________________________
                                             Name:
                                             Title:

                                   EXHIBIT 2.4

                      FORM OF NOTICE OF SWINGLINE BORROWING
                      -------------------------------------

                                     [Date]

SunTrust Bank,
as Administrative Agent
for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA  30308
Attention:  Agency Services

Ladies and Gentlemen:

    Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of May __, 2008 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the lenders named therein, and SunTrust Bank, as Administrative Agent, Issuing Bank and Swingline Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Swingline Borrowing, and the Borrower hereby requests a Swingline Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Swingline Borrowing requested hereby:

    (A) Principal amount of Swingline Loan1(1):________________

    (B) Date of Swingline Loan (which is a Business Day):________________

    (C) Location and number of Borrower's account to which proceeds of Swingline Loan are to be disbursed:________________________________

    The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b), (c) and (d) of Section 3.2 of the Credit Agreement are satisfied.

                                             Very truly yours,

                                             HEICO CORPORATION

                                             By: _______________________________
                                                 Name:
                                                 Title:

------------------------
(1) Not less than $100,000 or a larger multiple of $50,000.

                                 Exhibit 2.4 - 1

                                   EXHIBIT 2.6

                    FORM OF NOTICE OF CONVERSION/CONTINUATION
                    ------------------------------------------

    Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of May __, 2008 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the lenders named therein (the "Lenders"), and SunTrust Bank, as Administrative Agent for the Lenders, Issuing Bank and Swingline Lender. Terms defined in the Credit Agreement are used herein with the same meanings.

    Borrower hereby gives irrevocable notice, pursuant to Section 2.6 of the Credit Agreement, of its request to:

         (1) on [DATE] convert [$___________] of the aggregate outstanding principal amount of the Base Rate Loan(s) into a Eurodollar Loan having an Interest Period of [_____] month(s);

         (2) on [DATE](1) convert [$___________] of the aggregate outstanding principal amount of the Eurodollar Loan(s) into a Base Rate Loan;

         (3) on [DATE] continue [$___________] of the aggregate outstanding principal amount of the Eurodollar Loan(s), bearing interest at the Adjusted LIBO Rate, as a Eurodollar Loan having an Interest Period of [_____] month(s).

    Borrower hereby represents and warrants that all of the conditions contained in paragraphs (a), (b) and (c) of Section 3.2 of the Loan Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

    IN    WITNESS    WHEREOF,    Borrower   has    caused    this    Notice   of
Conversion/Continuation to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                             HEICO CORPORATION

                                             By: _______________________________
                                                 Name:
                                                 Title:
--------------------
(1) Which date shall be the end of the Interest Period then in effect for the Eurodollar Loans being converted.

                                 Exhibit 2.6 - 1

                                 EXHIBIT 5.1(e)

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

                                     [Date]

To: SunTrust Bank, as Administrative Agent
    303 Peachtree St., N.E.
    Atlanta, GA 30308
    Attention: _____________

Ladies and Gentlemen:

    Reference is made to the Second Amended and Restated Revolving Credit Agreement, dated as of May __, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and in the exhibits hereto and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), among HEICO Corporation, a Florida corporation (the "Borrower"), the several banks and other financial institutions from time to time party thereto (the "Lenders") and SunTrust Bank, as the administrative agent for the Lenders. This certificate is being delivered pursuant to Section 5.1(e) of the Credit Agreement.

    I, _____________, in my capacity as the Chief Financial Officer of the Borrower, DO HEREBY represent and warrant, on behalf of the Borrower, that:

    (a) I have reviewed the financial statements (the "Financial Statements") of the Borrower and its Subsidiaries attached as Exhibit A;

    (b) The Financial Statements fairly represent, in all material respects, the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes in the case of unaudited Financial Statements;

    (c) The Financial Statements have been filed with the Securities and Exchange Commission, the required officers of the Borrower have made the certifications to the Securities and Exchange Commission required under Sections 302(a) and 906(a) of the Sarbanes-Oxley Act of 2002, as amended, and such certifications are true and correct;

    (d) As of the date hereof, there exists no Default or Event of Default except those listed on Exhibit B attached hereto, which exhibit specifies the details of the Default or Event of Default as well as actions the Borrower has taken or proposes to take with respect thereto;

                               Exhibit 5.1(e) - 1

    (e) Attached hereto as Exhibit C are calculations set forth in reasonable detail demonstrating compliance with Article VI of the Credit Agreement; and

    (f) Since the date of the previous audited Financial Statements delivered pursuant to Section 4.4 or Section 5.1 of the Credit Agreement, as applicable, there has been no change in GAAP or the application thereof except for such changes set forth in Exhibit D attached hereto, which exhibit specifies the effect of such change or changes on the Financial Statements delivered herewith.

    IN WITNESS WHEREOF, I have hereunto signed my name, in my capacity as the Chief Financial Officer of the Borrower and on behalf of the Borrower, this __ day of _____________, 200__.

                                                  ________________________
                                                  Name:
                                                  Title: Chief Financial Officer

                                    EXHIBIT A

                              Financial Statements

                               Exhibit 5.1(e) - 4

                                    EXHIBIT B

                                Events of Default

                               Exhibit 5.1(e) - 5

                                    EXHIBIT C

                             Compliance Calculations

                               Exhibit 5.1(e) - 6

                                    EXHIBIT D

                                 Changes in GAAP

                               Exhibit 5.1(e) - 7